PART II

SEC File No. ______

OFFERING CIRCULAR DATED

SPOTITEARLY, INC.

61 W. Palisade Ave.

Englewood, NJ 07631

(551) 355-6554

https://www.spotitearly.com

Early Detection is One Breath Away

UP TO 9,712,509 SHARES OF SERIES A-1 PREFERRED STOCK

$7.15 PER SHARE

PLUS UP TO 777,000 BONUS SHARES

Minimum Investment $1,000

By this offering, SpotitEarly, Inc., a Delaware Corporation (the “Company”), is offering up to 9,712,509 shares of our Series A-1 Preferred Stock (“Preferred A-1 Stock”), at an offering price of $7.15 per share (the “Offered Shares”) pursuant to Tier 2 of Regulation A of the Securities Act of 1933 (the “Securities Act”). This Offering will terminate on the earlier of the date on which the maximum offering amount is sold or the date at which the Offering is earlier terminated by the Company in its sole discretion, or three years after this Offering is qualified by the Securities and Exchange Commission (such date, the “Termination Date”). At least every 12 months after this offering has been qualified, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The minimum purchase requirement per investor is $1,000; however, the Company can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

By means of this Offering Circular we are also offering up to 777,000 shares of our Series A-1 Preferred Stock to be issued as bonus shares to investors who invest at least $5,000 pursuant to a bonus program. The bonus shares will be issued as an incentive for investors to invest at least $5,000.  The bonus shares will be issued to investors at no additional cost.  The maximum value of the bonus shares is $5,505,500 (770,000 shares x $7.15).  The effective price of each bonus share is $7.15.  See “Plan of Distribution” for more information.

These securities are speculative securities. Investment in the Company’s stock involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 31 of this Offering Circular.

We are offering our Preferred A-1 Stock on a best efforts’ basis. This means that there is no minimum number of Offered Shares that must be sold by us for this Offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. The proceeds of this Offering will be placed into an escrow account. The Company will engage Enterprise Trust Bank as escrow agent (“Escrow Agent”) to hold any funds that are tendered by investors. As there is no minimum offering, upon the approval of any subscription for the Offered Shares, the Company shall immediately accept escrowed funds and deposit the proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the “Use of Proceeds” section of this Offering Circular.

Subscriptions are irrevocable and the purchase price is non-refundable. All proceeds received by the Company from subscribers for the Offered Shares will be available for use by the Company upon acceptance of subscriptions by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F) of the Securities and Exchange Commission (“SEC”).

Our Officers and directors will not receive any commission or any other remuneration in connection with this Offering.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the S-1 (Part I) format in this Offering Circular.

	Number of Shares offered by the Company	Per Unit or Share	Total Maximum (USD in thousands)
Offered Shares	9,712,509	$7.15	$69,444
Offering Expenses(4)		$0.00	$10,444
Net Proceeds to Company –		$7.15	$59,000
Bonus Shares	777,000	$0.00(1)	$-
Proceeds to Company-Bonus Shares(2)		0.00	0.00
Total Proceeds to Company			$59,000

(1)

No additional consideration will be received by the Company for the issuance of Bonus Shares and the Company will absorb the cost of the issuance of the Bonus Shares. See “Plan of Distribution” for further details. The Company will not receive any consideration for the additional Bonus Shares. The Bonus Shares represent an effective discount of $0.57 per share or 20%. No fees or commissions will be paid with respect to sale of the Bonus Shares.

(2)

Although the Company will not receive any consideration for the Bonus Shares, the value of such Bonus Shares $(5,556) thousands, will be included towards the $75 million maximum amount for any given year.

The Company has engaged Enterprise Trust Bank as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors, and may hold a series of closings on a rolling basis at which we receive the funds from the escrow agent and issue the Securities to investors. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion. After each closing, funds tendered by investors will be available to the Company.

If the Company chooses to offer the shares of common stock through selected dealers, information regarding any arrangement with a selected dealer will be disclosed in an amendment to this Offering Circular. The Company has no current arrangements to do so.

Our Board of Directors used its business judgment in setting a value of $7.15 per share to the Company as the public offering price for the Preferred A-1 Stock to be sold in this Offering. The public offering price bears no relationship to our book value or any other measure of our current value or worth.

The Company has outstanding shares of common stock, Series Seed, Series Seed 1, and Series A-2 preferred stock, all of which are entitled to one vote per share. However the Series A-1 preferred shares being offered do not have any voting rights. As a result, the owners of the Series A-1 shares will not have any influence over the operation of the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

SpotitEarly Inc. is a biotech company at the forefront of early cancer detection. The Company is dedicated to transforming the approach to cancer screening through its innovative bio-AI hybrid platform that combines the high sensitivity of canine olfaction with the precision of artificial intelligence (AI). SpotitEarly’s mission is to make early, non-invasive, and accurate cancer pre-screening accessible to everyone, everywhere — thereby significantly improving cancer screening, and in turn improving outcomes and reducing the global burden of cancer.

January __, 2026

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “SpotitEarly, Inc.,” “we,” the “Company,” “our” and “us” refer to the business and operations of SpotitEarly, Inc.

This Offering Circular is part of an Offering Statement filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement or amendment that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement or amendment. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section of this Offering Circular entitled “Where You Can Find More Information” for more details.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Preferred A-1 Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Preferred A-1 Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Preferred A-1Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Preferred A-1 Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of our business;

Concerns about our ability to continue as a “going concern;”

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to amend this Offering Circular or otherwise make public statements updating our forward-looking statements.

THE OFFERING

Securities offered:	A maximum of 9,712,509 shares of Series A-1 Preferred Stock (the “Preferred A-1 Stock”), plus a maximum of 777,000 Series A-1 Bonus Shares.

Number of shares of Preferred A-1 Stock outstanding before the offering	21,480 Shares.

Number of shares of Preferred A-1 Stock to be outstanding after the offering	10,510,989 shares, if all Offered Shares are sold. Amount includes the potential issuance of 777,000 Bonus Shares.

Price per share:	$7.15

Maximum offering amount:	$69,444,000

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after payment of any estimated offering expenses) will be approximately $59 million. We will use these net proceeds for clinical trials and the expansion of our technology platform, activities needed to market and sell our test kits and for general corporate purposes.

Risk factors:

Investing in our Preferred A-1 Stock involves a high degree of risk, including:

●Immediate and substantial dilution and

●No market for our common stock.

See the “Risk Factors” section of this Offering Circular.

NOTE:THE INFORMATION IN THIS OFFERING CIRCULAR INCLUDES THE COMPANY’S WHOLLY OWNED SUBSIDIARY, SPOTITEARLY, LTD., WHICH WAS ACQUIRED ON APRIL 9, 2025.

USE OF PROCEEDS

We plan to use these net proceeds from this Offering for the following, depending upon the amount raised in this Offering:

Amount Raised

(USD in thousands)

	$10,000	$25,000	$50,000	$69,444
Offering Expenses	$1,500	$3,750	$7,500	$10,444
Clinical Trials and expansion of our technology platform	$4,250	$9,570	$17,000	$23,600
Commercial readiness	$2,550	$7,430	$17,000	$23,600
General corporate purpose and working capital	$1,700	$4,250	$8,500	$11,800

Clinical Trials and Expansion of Technology Platform

With a portion of the proceeds from this Offering, the Company plans to conduct two subsequent studies in the U.S., focused on early detection of breast and lung cancer. These clinical trials are not ones which would be required for FDA clearance but which may validate the efficacy of the SpotitEarly test. As such, the data from these trials may be used as supportive data in FDA submissions.

Commercial Readiness

Proceeds allocated to commercial readiness will be used for activities needed to begin marketing and sales of the Company’s test.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

If you purchase shares in this offering, your ownership interest in our Preferred A-1 Stock will be diluted immediately, to the extent of the difference between the price of the Preferred Stock and the net tangible book value per share of our Preferred A-1 Stock after this offering.

SpotitEarly Inc. net tangible book value per share as of June 30, 2025 was $(0.41). Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our common stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors, assuming the sale of, respectively, of 100%, 75%, 50% and 25% of the Offered Shares (after estimated offering expenses):

Percentage of Offered Preferred A-1 Stock that are sold	100%	75%	50%	25%
Offering price	$7.15	$7.15	$7.15	$7.15
Net tangible book value per share as of June 30, 2025 (1)	$(0.34)	$(0.34)	$(0.34)	$(0.34)
Net tangible book value per share after this Offering	$1.73	$1.30	$0.60	$0.07
Increase in net tangible book value per share attributable to new investors in this Offering	$2.08	$1.64	$0.94	$0.41
Dilution per share to new investors	$5.42	$5.85	$6.55	$7.08

(1)Based on net tangible book value as of June 30, 2025 of $(5,866) thousands and 8,684,618 outstanding shares of common stock and 11,627,834 outstanding shares of preferred stock of all classes prior to this Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes included elsewhere in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ significantly from those discussed in the forward-looking statements.

Results of Operations

Overview

The Company was incorporated in Delaware on November 26, 2024 as a holding corporation for SpotitEarly, Ltd, an Israeli limited company. The following discussion and analysis with respect to the year ended December 31, 2024, includes the financial information of SpotitEarly, Ltd., which became a wholly owned subsidiary of the Company on April 9, 2025.

YEAR ENDED DECEMBER 31, 2024

Material changes in the line items in our Statement of Comprehensive Loss for the year ended December 31, 2024 as compared to the same period last year are discussed below:

Item	Increase (I) or Decrease (D)	Reason
Research and Development Expenses	D	Research and Development grants received during 2024

General and Administrative Expenses	I	Marketing expenses and professional services related to the registration processes.
Other expenses, net	I	A $1.4 million loss due to change in the fair value of convertible securities liability, offset by $0.3 million gain due to change in the fair value of marketable securities

SIX MONTHS ENDED JUNE 30, 2025

Material changes in the line items in our Statement of Comprehensive Loss for the six months ended June 30, 2025 as compared to the same period last year are discussed below:

Item	Increase (I) or Decrease (D)	Reason
Research and Development Expenses	D	Research and Development grants received during 2024

General and Administrative Expenses	I	Marketing expenses and professional services related to the registration processes.
Other expenses, net	I	A $0.9 million increase in the loss due to change in the fair value of convertible securities liability, partially offset by a $0.3 million gain from exchange rate fluctuations.

Liquidity and Capital Resources

The table below sets forth our sources and (uses) of cash for the years ended December 31, 2024 and 2023 and June 30, 2025:

	June 30, 2025	December 31, 2024	December 31, 2023
	(USD in thousands)	(USD in thousands)	(USD in thousands)
Cash used in operations	$(2,283)	$(3,413)	$(3,370)
Cash used in investing	$(7)	$(37)	$(98)
Proceeds from issuance of convertible securities	$-	$2,500	$5,000
Effect of exchange rates	$255	$(59)	$(37)

As of June 30, 2025, we had cash and cash equivalents of $3,199 thousands, compared to $5,240 and $6,249 thousands as of December 31, 2024 and 2023 respectively.

During the year ended December 31, 2024, we raised a total of $2,500 thousand through issuance of convertible securities. This compares to $5,000 thousands raised from issuance of convertible securities in 2023.

Net cash used in operating activities was $(2,283) thousands in the six months ending June 30, 2025, as compared to $(3,413) and $(3,370) thousands in during the year ended December 31, 2024 and 2023 respectively. Net cash used in investing activities for the six months ended June 30, 2025 was $(7) thousands compared to $(37) thousands and $(98) thousands for the year ended December 31, 2024 and 2023 respectively.

We have evaluated our current cash burn rate and believe we have sufficient resources to maintain operations for the near term based (until mid-2026) on current cash, and continued support from investors. However, this assessment is subject to uncertainties, and we may be required to seek further funding sooner than anticipated.

To address liquidity needs, management is actively pursuing financing options, including this equity offering, Equity, debt issuances, credit facilities, and strategic partnerships. There is no assurance funding will be available in sufficient amounts or on favorable terms. However, management believes continued investor support and future revenues will provide the resources necessary to sustain operations and execute the Company’s growth plan. The funding we require may result in further dilution in the equity ownership of our stockholders. As of the date of this Offering Circular, we did not have any commitments or arrangements from any person to provide us with any additional capital.

Off-Balance Sheet Financing Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditure.

Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

•Our ability to successfully raise capital through Regulation A and Regulation D financing processes;

•Obtaining necessary FDA approvals for our products; and

•The successful commercial launch and market acceptance of our products.

•Failure or delays in any of these areas could materially and adversely impact our financial condition, growth prospects, and ability to execute our business strategy.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

•revenues or expenses;

•any material increase or decrease in liquidity; or

•expected sources and uses of cash.

Contractual Obligations

As of June 30, 2025 we did not have any material capital obligations.

Significant Accounting Policies

For a discussion of our significant accounting policies please see Note 2 to the financial statements included as part of this Offering Circular. Management has determined there were no critical accounting policies.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets, liabilities and contingencies at the date of the financial statements as well as expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-08, “Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets.” This ASU is intended to improve the accounting for certain crypto assets by requiring an entity to measure those crypto assets at fair value each reporting period with changes in fair value recognized in net income. The ASU also improves the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period. Upon adoption, a cumulative-effect adjustment is made to the opening balance of retained earnings as of the beginning of the annual reporting period of adoption. This ASU becomes effective for annual periods beginning after December 15, 2024, including interim periods, with early adoption permitted. Upon adoption of ASU 2023-08, the Company recognized a cumulative adjustment to the accumulated deficit of $ 444thousands as of the beginning of fiscal year 2025.

In November 2024, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40), Disaggregation of Income Statement Expenses. This update aims to enhance the transparency of financial reporting by requiring public business entities (PBEs) to provide disaggregated disclosure of certain income statement expense captions into specified categories in disclosures within the footnotes to the financial statements. The ASU is effective for annual fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. Adoption of this ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of adopting this ASU on its financial statements and disclosures

Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated revenues from its activities and has incurred substantial operating losses. Management expects the Company to continue to generate operating losses for the foreseeable future until it substantially grows its sales in the US market.

Such conditions raise substantial doubts about the Company’s ability to continue as a going concern for at least a year after the issuance date of the accompanying financial statements. Management plans to address these conditions by raising funds. However, there is no assurance that such funding will be available to the Company or that it will be obtained on terms favorable to the Company or will provide the Company with sufficient funds to meet its objectives. The financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount or classification of liabilities that may be required should the Company be unable to continue as a going concern.

BUSINESS

Company description

SpotitEarly Inc. is a biotech company at the forefront of early cancer detection. The Company is dedicated to transforming the approach to cancer screening through its innovative bio-AI hybrid platform that combines the precision of artificial intelligence (AI) with the high sensitivity of canine olfaction. SpotitEarly’s mission is to make early, non-invasive cancer pre-screening accessible to everyone, everywhere. We are a development-stage company and have not generated any revenues to date. We operate out of a CLIA-registered Lab.

The SpotitEarly Group consists of SpotitEarly Inc., a U.S.-based company, and its wholly owned operating subsidiary, SpotitEarly Ltd., based in Israel. In April 2025 SpotitEarly, Inc. acquired all of the outstanding stock of SpotitEarly, Ltd. in exchange for 8,648,618 shares of its common stock and 8,305,151 shares of its Series Seed and Series Seed 1 preferred stock. SpotitEarly Inc. was incorporated in Delaware in November 2024, and its subsidiary, SpotitEarly Ltd., was incorporated in Israel in June 2020. SpotitEarly Inc. is responsible for commercialization efforts in the U.S., including, clinical trials, strategic partnerships, marketing and future operations in the U.S. and the global market. It also serves as the main corporate, financing, and headquarters entity of the Group, overseeing global strategy, investor relations, and corporate governance. SpotitEarly Ltd. leads the research, development, and execution of the Company’s core technology. This structure allows the Group to align cutting-edge R&D with effective go-to-market execution and regulatory engagement across geographies.

The Company's core technology centers around the detection of volatile organic compounds (VOCs) present in human breath, which are known indicators of metabolic changes associated with cancer, including in early stages (see our peer-reviewed paper, https://pubmed.ncbi.nlm.nih.gov/40507348/). Our approach focuses on identifying the unique odor signature of these VOCs, enabling a non-invasive, test that can be performed at home or in a clinical setting.

SpotitEarly Inc., the U.S. parent entity, is the issuer of the securities offered under this Offering Circular. All references to the Company include the Company’s wholly owned subsidiary, SpotitEarly Ltd.

Definitions

Bio-AI Hybrid Platform/ LUCID

A bio-AI hybrid platform, known as the LUCID platform, combines the analytical power of AI with the olfactory capabilities of trained canines to detect cancer through breath analysis. It is a proprietary platform developed by SpotitEarly, designed to provide a reliable, method for early cancer detection, incorporating advanced hardware and software components, as well as big data collection and analysis. Using different sensors and advanced AI and ML algorithms, LUCID collects and analyzes hundreds of live non-invasive behavioral and physiological signals from trained sniffer dogs as they screen samples in the laboratory facility and generates laboratory result indicating the presence or absence of cancer in each sample. This patent-pending proprietary platform is transforming the exceptional sensitivity of canines in detecting cancer’s unique odor signature into a screening test for the early detection of cancer.

Horizontal and Vertical packs

A horizontal pack is designed to detect the presence of a cancer signal for multiple cancers. A vertical pack is used to detect the signal for a specific cancer.

CLIA

Under the Clinical Laboratory Improvement Amendments (CLIA), the Centers for Medicare & Medicaid Services (CMS) oversees the accreditation, inspection, and certification of clinical laboratories. CLIA is distinct from the U.S. Food and Drug Administration (FDA). CLIA addresses laboratory quality systems and certification, while FDA regulates medical devices, including in vitro diagnostic (IVD) tests.

LDT (Laboratory Developed Test)

The Company has developed a Laboratory Developed Test (LDT) performed in its CLIA-registered, high-complexity laboratory. Under current policy, LDTs are not subject to FDA premarket review, permitting CLIA-certified laboratories to offer testing services without prior FDA clearance or approval. Diagnostics companies commonly commercialize LDTs under CLIA and may later pursue FDA marketing authorization to support physician recognition and payer reimbursement.

Pain and Solution

Current cancer screening methods face significant deficiencies, including limited scope, low adoption rates, and accessibility challenges. SpotitEarly believes it addresses these shortcomings with its innovative bio-AI hybrid platform, combining canine olfaction and AI analysis of breath samples.

Deficiencies in Current Cancer Screening

Limited Scope: Current screening paradigms primarily focus on a limited number of cancers, such as breast, cervical, colorectal, lung, and prostate, which account for only about half of all cancer cases and 43% of cancer deaths. A significant proportion of all cancers, approximately 57%, lack effective screening methods.

Traditional screening methods are often specific to a single cancer type, such as mammograms for breast cancer or colonoscopies for colorectal cancer. This approach necessitates multiple tests for different cancers, increasing the complexity and cost of screening. As a result, a large number of cancers are detected only after symptoms appear, often at later stages when treatment options may be less effective. For example, lung cancer has the highest rate of late-stage detection at 66%, followed by colorectal at 59%.

Low Adoption Rates: Despite the availability of screening for certain cancers, screening rates remain low, with only about 14% of cancers in the U.S. diagnosed through recommended screenings. This indicates a significant gap between the potential benefits of screening and actual participation in the screening process. Factors contributing to low screening rates include fear, discomfort, inaccessibility and the invasive nature of some traditional screening procedures. For instance, mammograms can be uncomfortable, and colonoscopies are invasive and require preparation. Many people also experience anxiety related to screening tests, or have limited access to health professionals.

Accessibility Challenges: Access to healthcare, including cancer screening, remains a significant global challenge, with disparities affecting underserved communities. These populations therefore often experience higher rates of late-stage diagnoses and poorer survival outcomes. Geographical barriers, such as remote or rural areas with limited healthcare facilities, and lack of transportation, hinder access to traditional screening methods. Economic barriers, such as the high cost of traditional screening and diagnostic tests, also prevent access to screening for many.

Inconvenience: Current methods can be inconvenient and time-consuming, requiring clinic visits and potentially long waiting times. Traditional screening methods often require taking time off from work and other responsibilities, further limiting participation.

Diagnostic Accuracy Issues: Some traditional screening methods can have high false-positive rates leading to unnecessary anxiety and follow-up procedures. While some traditional methods can be effective, they are not always optimal. For example, mammograms struggle with high-density breasts that hinder their accuracy.

SpotitEarly's Approach

SpotitEarly is working to address these deficiencies through its innovative LUCID platform, which combines proprietary hardware and advanced AI models with canine olfaction (i.e. sense of smell) to detect the unique odor signature of cancer-emitted VOCs in breath samples. The system's AI-driven screening lab results substantially improve upon the baseline performance of the sniffer dogs, transforming their exceptional sensitivity into a commercial-grade, screening test for the early detection of cancer. Key aspects of its disruptive approach include:

•Multiple-Cancer Detection: SpotitEarly’s test will be designed to detect multiple cancer types based on one sample, addressing a critical gap in current screening methods that target single cancer types. Initially, the test will focus on the four most common cancers- lung, breast, prostate, and colorectal - which account for half of all new cancer cases in the U.S.

•Non-Invasive Testing: The breath-based test eliminates the need for invasive procedures, making screening more approachable, less intimidating, and more comfortable. This addresses the fear and discomfort associated with traditional screening methods, and encourages broader participation. The SpotitEarly test is self-administered and, once on the market, can be completed in just a few minutes, either at home or in a clinical setting, streamlining the screening process.

•High Sensitivity and Specificity: In a double blind clinical trial involving ~1400 participants, (the ‘Rainbow Study’ described under Clinical Validation) the sensitivity and specificity were over 93% for four common cancer types - lung, breast, prostate and colorectal.

•Improved Accessibility and Equity: The LUCID platform is designed for scalability, portability, and turnkey deployment, enabling implementation in any facility that operates sniffer dogs for target odor detection. It can be deployed in labs operated directly by SpotitEarly or in the future - by third-party partners, supporting various operational models. The system’s modular design allows a single facility to process over a million tests annually and enables easy replication across regions, including both urban and rural settings. The Company is committed to breaking down barriers in healthcare access, making early detection more equitable.

•Data-Driven Continuous Improvement: The LUCID platform collects vast amounts of data, which is used to continually refine the AI algorithms, enhancing accuracy and diagnostic potential over time. The AI isn’t static, it evolves and gets smarter with every test. This continuous improvement cycle ensures that the test's performance remains optimal.

•Improved Patient Experience: The ease of use of SpotitEarly’s test, especially for underserved populations, is critical. The Company's breath-based approach is non-intrusive and can be done at home, minimizing friction with the healthcare system. The test results can be provided in a timely manner, which helps to reduce anxiety for patients and healthcare providers.

In summary, SpotitEarly’s technology has the potential to disrupt the cancer detection industry by providing a non-invasive, accessible, method for early cancer detection. By addressing the limitations of current screening methods, SpotitEarly can improve patient outcomes and reduce the overall burden of cancer. The Company's focus on multiple-cancer detection, combined with its commitment to equity and inclusion, positions it as a potential leader in transforming cancer screening.

Core Technology and Scientific Foundation

LUCID Platform: The LUCID platform integrates canine scent detection with AI/Deep Learning analytics. The platform is designed to provide a reliable and scalable approach for early cancer detection, incorporating advanced hardware and software components, as well as big data collection and analysis. LUCID uses an array of non-invasive laboratory sensors, such as video, audio and velocity change, to capture canine behavioral and physiological signals while dogs screen samples in the laboratory. These hardware components are commercially available, off-the-shelf products sourced from third-party suppliers and integrated by us into a proprietary configuration with our data acquisition and synchronization software. Our Lucid Station incorporates equipment designed to transmit and monitor VOC-containing gas samples. This equipment is manufactured by SpotitEarly and protected by our filed patents (https://patents.google.com/patent/WO2023239834A1/). The AI/Deep Learning workflow ingests time-synchronized sensor data, together with patient information, performs feature extraction, trains and validates classification models on labeled datasets using customary Convolutional Neural Network (CNN) practices. The system returns a binary laboratory result for each sample: ‘signal detected’ or ‘no signal detected’.

In addition to the binary laboratory result (“signal detected” or “no signal detected”), the system generates an internal confidence score from 0 to 100 that reflects the expected reliability of the binary result for that specific sample. Multiple AI models analyze the time-synchronized laboratory sensor data captured during the screening session (including video, audio, and motion/velocity-derived signals). Each model produces a continuous output score for the sample. Using labeled datasets that are partitioned into training, validation, and test sets, the Company determines how to combine these model outputs into a single confidence value. Specifically, the system aggregates the models’ output scores using fixed weights that are set based on each model’s observed performance on the held-out validation set (models that demonstrate lower observed error rates and more consistent performance on the validation data are given greater weight). The aggregated value is then scaled to a 0 to 100 confidence score, where higher values indicate higher expected reliability of the binary result.

The Company applies a pre-specified minimum confidence threshold when issuing the report to the ordering physician to maintain quality and reliability. This confidence threshold is set prior to deployment for a given model version by evaluating candidate confidence cutoffs on the held-out validation set (not used to train the models) and selecting the cutoff that meets pre-defined target performance criteria, including the intended sensitivity and specificity trade-off for reportable results. The selected threshold is then fixed for that model version and evaluated on an independent test set.

Breath-Based specimen: Breath samples are collected using a breath collection mask sourced from third-party supplier(s). Patients are instructed to breathe into the mask for 3 minutes, and send the sample back to the SpotitEarly lab using the storage component supplied within the breath collection kit. We integrate the mask as part of our kit; we do not manufacture masks.

Canines and their olfaction system

Dogs possess an exceptional sense of smell, far surpassing that of humans and even advanced analytical chemistry, which enables them to detect cancer from exhaled breath. Their olfactory system is uniquely equipped with anatomical, physiological, and genetic characteristics that give them an unparalleled ability to detect and differentiate a vast array of odor compounds, including the volatile organic compounds (VOCs) associated with cancer. (See source: https://pmc.ncbi.nlm.nih.gov/articles/PMC12153683/). Here’s a breakdown of why dogs are so effective at this task:

Anatomical Advantages:

Extensive Olfactory Epithelium: Dogs have a highly developed olfactory epithelium, the tissue inside the nasal cavity that houses olfactory receptors, which is elongated and contains concha bones that greatly increase its surface area. This expanded surface area allows for a greater number of olfactory receptors, significantly enhancing their ability to detect odors. The olfactory cortex in dogs is also significantly larger and more complex than in humans, occupying about 30% of their cortex. This allows them to combine scent data with other sensory inputs for improved accuracy.

Specialized Nostrils: The shape of a dog's nostrils ensures the entry of a sufficient amount of odor molecules into the airflow of the nasal cavity. These nostrils are designed to efficiently channel air containing odor molecules towards the olfactory receptors.

Olfactory Receptors: Dogs have approximately 300 million olfactory receptors, compared to about 6 million in humans. These receptors are highly sensitive and capable of detecting a wide range of odor molecules at extremely low concentrations, as low as one part per trillion. Dogs can detect approximately half a million odorous compounds.

Olfactory Bulb: The olfactory bulb, a part of the forebrain that processes smell information, is also much larger in dogs than in humans, enabling a more detailed analysis of scents. Their olfactory brain region is about 40 times larger than in humans.

Unique Airflow: When dogs sniff, they inhale and exhale rapidly, creating airflow that optimally delivers odor molecules to their olfactory receptors. They can sniff 5 to 10 times per second, allowing them to continuously analyze the scents in their environment.

Physiological Advantages:

Low Detection Threshold: Dogs can detect odors at extremely low concentrations, with a sensitivity threshold of 0.001ppt or less, compared to an electronic nose which *has a detection threshold of 0.1ppb. This remarkable sensitivity allows them to perceive subtle odor differences that are undetectable by most other means.

Filtering Background Odors: Dogs can filter out background odors and focus on specific target scents. This ability to identify relevant smells amidst a collage of environmental stimuli is a critical trait for detecting cancer-related VOCs. The olfactory system of dogs can filter out background odors while still remaining responsive to new odors.

Real-time Analysis: Dogs can analyze scents in real-time, allowing them to update their smell map of their environment continuously. This real time analysis, combined with their ability to analyze subtle differences in odor profiles, enables them to effectively detect cancer VOCs.

Genetic Advantages:

Olfactory Receptor Genes: Dogs possess a large number of olfactory receptor genes, with the correct ratio between active and inactive genes of odorant receptor proteins. The specific genetic makeup of dogs enhances their sensitivity to volatile organic compounds (VOCs).

Cognitive Ability: Unlike artificial machine learning, dogs have developed cognition that allows them to identify odor patterns and memorize them, and can arrange them by topic. This capability is essential in detecting diseases like cancer, since the VOCs are not single biomarkers, but rather patterns of many compounds. Dogs’ natural cognition for identifying odor patterns, allows them to sort them in a dedicated training process to distinguish physiological conditions like cancer.

How Dogs Detect Cancer in Exhaled Breath:

Detection Process: When a trained dog is presented with a breath sample, it uses its exceptional olfactory system to identify the presence of cancer-specific VOCs. The dog can filter out any irrelevant odors and focus on the unique scent patterns emitted by the cancer VOCs. If the dog detects the target odor pattern, it signals this through a trained behavior, such as sitting. Multiple dogs may analyze the sample independently to enhance the reliability of the results. This ability to analyze subtle differences in odor profiles helps them to distinguish disease-related VOCs from background scents.

Pattern Recognition: Dogs are not identifying a single molecule but rather recognizing a complex pattern of VOCs associated with cancer. This pattern recognition ability allows them to be highly accurate in their detection.

Consistency and Reliability: Once trained, dogs demonstrate an impressive ability to remember scent patterns over time. Regular retraining and practice sessions help maintain their sharpness and ensure their responses remain accurate and dependable.

Double-Blind Testing: To ensure unbiased results, the samples tested in the clinical study described below (the ‘Rainbow Study’ described under Clinical Validation), were presented in a random order unknown to both the dog handler and the research director. This was performed using a double blind test, so that neither the dog handler nor the test administrator know when or where the target odor will appear and thus cannot influence the dog's reaction. The study was a two arm clinical trial, the first arm represented the target population and was the source of most negative samples. All participants from this arm tested negative for cancer after a day of screening tests at a cancer screening center. The second arm was enriched and was the source of most positive samples. All positive samples in the trial were confirmed as cancer positive by biopsy. This process ensured that the dog’s response was not influenced by any cues from the handler or the testing environment.

Why canines specifically?

While several mammals possess a keen sense of smell, dogs are particularly well-suited for cancer detection for a combination of reasons that go beyond just olfactory capability. These reasons encompass their unique anatomy, physiology, trainability, and behavioral characteristics, making them superior to other mammals for this specific task. Here’s a detailed explanation:

1. Trainability and Behavioral Characteristics:

•High Trainability: Canines, particularly breeds like Labradors and Beagles, are highly trainable and motivated to work with humans. They possess a strong desire to please, making them excellent candidates for operant conditioning techniques. This desire to work alongside humans and their high ability to learn through operant conditioning, makes them well suited for detection tasks. They are trained using a reward based system where they are given positive reinforcement to associate the cancer VOCs with a reward.

•Operant Conditioning: Canines are trained using operant conditioning, which involves associating a specific behavior (like sitting down) with the detection of a target odor. Positive reinforcement (rewards) increases the likelihood of the dog repeating the desired behavior when the target odor is detected again. This makes them excellent biological detectors for many purposes.

•Selective Focus: Through training, dogs can learn to filter out irrelevant smells and focus solely on the specific VOCs associated with diseases like cancer. They can quickly learn to ignore other stimuli in the work environment. This ability to hone in on specific target scents amidst numerous environmental odors allows them to be very efficient at detection tasks.

•Independent Decision Making: Canines, particularly beagles, are more independent and are less likely to seek reassurance from their handler's behavior. This allows them to make detection decisions more independently. They are less likely to be influenced by their handler, which increases the reliability of their analysis.

2. Practical Considerations:

•Mobility and Efficiency: Dogs are mobile and can move along the odor concentration gradient until they reach the source of the smell. They can quickly cover ground and detect targets from a distance, making them very efficient in scent detection. They can analyze hundreds of breath samples in a single day, a speed and efficiency that is unmatched by other methods or animals.

•Suitability for a Clinical Environment: Dogs are capable of performing in a controlled laboratory environment, and can easily be adapted to work with breath samples, as they have a strong desire to work with their handlers and are capable of working for long periods of time while maintaining concentration. They can be easily moved between testing locations and are able to work in a methodical manner that maintains consistency and efficiency.

Why not use an electronic nose?

While electronic noses (“E-noses”) hold promise, they haven't yet achieved the level of sensitivity, specificity, and reliability required for widespread commercial use, particularly in complex applications like cancer detection. Several factors contribute to this, including technological limitations, challenges in replicating biological olfactory processes, and the complex nature of VOC patterns in human breath. Here’s a detailed explanation:

1. Limited Sensor Capabilities Compared to Biological Olfaction:

•Number of Sensors: E-noses typically incorporate a limited number of sensors, often in the range of units or dozens. This contrasts sharply with the canine olfactory system, which boasts around 300 million olfactory receptors, and a large olfactory cortex. This vast difference in the number of sensory units inherently limits the amount of olfactory information an e-nose can gather, making it difficult to match the nuanced sensing capability of a dog. The sheer number of biological sensors allows dogs to detect a much wider range of volatile organic compounds (VOCs) and subtle variations within them.

•Sensor Sensitivity & Selectivity: The detection threshold of an electronic nose is around 0.1 ppb (parts per billion), whereas dogs can detect concentrations as low as 0.001 ppt (parts per trillion). Current e-nose sensors often lack the sensitivity and chemical selectivity needed to detect VOCs at the extremely low concentrations found in human breath, especially in early-stage cancer. They frequently suffer from unwanted chemical interactions between VOCs and the sensors. E-noses struggle to match the specialized receptors in biological noses that are fine-tuned to detect very specific molecules. Dogs have a far wider range of sensors that are able to extract nuanced olfactory information, facilitating specialization in detection and interpretation of odor signals.

•Sensor Drift and Reproducibility: Electronic sensors are prone to "sensor drift," meaning their response changes over time, requiring frequent recalibration. Achieving precise recalibration is a challenge. It is difficult to produce identical sensors consistently to yield reliable results. This lack of reproducibility makes it hard to obtain consistent and reliable data over time, which is essential for any clinical diagnostic tool. Dogs, on the other hand, maintain consistency in their detection capabilities with proper training.

•Limited Temporal Stability: E-noses have limited temporal stability, meaning their ability to maintain consistent readings over time is limited. The sensors can be influenced by external factors that affect the consistency of readings. Dogs, due to the nature of their biological sensing and ability to adapt, don't exhibit this limitation.

•Lack of Robustness and Adaptability: E-noses often lack robustness and adaptability, showing a sensitivity to changes in temperature, humidity, and other environmental factors that can affect sensor readings. Additionally, E-noses are susceptible to environmental variables such as temperature and humidity variations during transportation, storage, and testing. The biological olfactory system is robust, with dogs able to detect specific VOCs even in complex environments without significant impact from ambient conditions. Dogs are capable of rapidly modulating their sensing to adapt to changes in their environment.

2. Challenges in Mimicking Biological Olfactory Processes:

•Complex VOC Patterns: Cancer and other diseases produce complex mixtures of VOCs, not single biomarkers, and these patterns can vary significantly between individuals, making the task of identifying a “master biomarker template” extremely challenging. Biological systems, like dogs, seem to be able to focus on these complex patterns and can identify them even with variability in the samples. E-noses struggle to recognize these complex, subtle odor patterns that are not based on single biomarkers or a clear range of concentrations.

•Background Odors and Interference: Unlike dogs, e-noses cannot easily separate background odors and interferences from the specific VOCs that they are trying to detect. Dogs have an innate ability to focus on a specific odor pattern even in complex odor environments, an ability that e-noses have not yet been able to replicate.

•Data Analysis and Pattern Recognition: The data generated by e-noses requires sophisticated machine learning algorithms to interpret, which is not always as effective as the cognitive abilities of a biological olfactory system. While machine learning is effective in identifying patterns, one of the biggest problems has been the lack of uniformity and standardization in sampling and analysis. The data analysis from electronic nose sensor arrays requires careful computational modelling and analysis, which can be complicated and time-consuming. Dogs have a highly evolved cognition in the context of identifying odor patterns.

•Lack of Cognition and Memory: Dogs have developed cognition that enables them to memorize complex patterns and sort them by topic, such as cancer. They have cognitive abilities to sort out these patterns. Unlike artificial machine learning, dogs' unique cognitive abilities make them excellent at recognizing patterns that relate to a specific physiological condition such as cancer.

•Sample Preparation: Electronic noses require strict breath sampling methods, as well as substantial pre-processing procedures including sample pre-concentration and dehumidification. Dogs can accomplish this separation even in complex odor environments without the need for sample pre-processing.

3. Practical and Logistical Limitations:

•Cost and Complexity: Analytical instruments like GC-MS (gas chromatography-mass spectrometry) are expensive, require significant expertise to operate correctly, and have limited throughput. Though it is important to note that GC-MS is currently the gold standard for VOC analysis, it is time-consuming, requires sample pre-concentration, and expensive consumables. As of the date of this Offering Circular, to the knowledge of the Company, GC-MS instruments are not currently being commercially used to detect cancer in breath samples.

•Time-Consuming Process: E-nose testing is also more time consuming compared to the rapid scent detection abilities of dogs. Dogs analyze samples in as little as 5 seconds per patient. Electronic analysis requires more time, particularly when searching for complex odor patterns that aren't focused on single biomarkers.

•Standardization and Reproducibility: The lack of uniformity and standardization in sampling and analysis methods has been a long-standing problem in the field that has not allowed for reproducibility, creation of broad databases, and the development of accurate algorithms. This limitation significantly impedes the development of reliable algorithms to identify cancer from VOCs.

4. Current State of Research and Development of Electronic Noses:

•Limited Clinical Validation: While there has been substantial research on e-noses for VOC detection, there is a lack of large-scale, blinded, clinical validation studies, and a lack of reproducibility between studies looking for disease biomarkers. This is a critical gap that hinders the implementation of e-noses in clinical practice.

•Focus on Target VOCs: Some current e-nose systems are now focusing on targeting specific VOCs, using technologies such as FAIMS, which is showing promise, but is still not as effective as dogs. These emerging technologies improve stability, sensitivity, and selectivity over previous e-nose systems, but still have their limitations, especially when compared to biological detection.

•Need for Advanced Technology: Despite technological advancements, a mobile device capable of reaching a dog's level of sensitivity and discrimination in identifying low concentrations of VOCs is still not available. There is still a long way to go before electronic nose technology is able to overcome the limitations of current sensor technology.

Product and Service Offerings:

•Product Candidates, Development Status and Commercialization Plan

•Breast & Lung Cancers LDT (initial U.S. launch focus): We are conducting an ongoing U.S. breast cancer clinical study and collecting additional U.S. participant data. We are also preparing for a U.S. lung cancer study. Although we already meet the CMS criteria to market LDT tests, we still intend to advance the clinical studies and operational readiness, and our target is to commercialize an online physician-ordered breast and lung cancer LDT in the United States in Q3 2026. FDA clearance is not required for LDT launch under current policy, and no FDA submission will be sought prior to the initial LDT commercialization.

•We are preparing an FDA Pre-Submission (Q-Sub) to obtain feedback on a potential future marketing application. No FDA submission has been filed to date. Additional U.S. clinical data collection is planned. Timing for any FDA submission will depend on data maturity. As part of the Pre-Submission (Q-Sub) process, we expect FDA to provide feedback on study design and to recommend which indications are most appropriate for a future marketing submission. We plan to submit our current data package to begin an ongoing dialogue with FDA that will culminate in a jointly planned larger study. That process is expected to help determine the final set of indications for any future FDA marketing application.

•Colorectal and Prostate Cancers: These remain under development, with further clinical validation planned. They are not expected to be part of the initial U.S. launch and will require supportive clinical data and operational readiness, prior to commercialization. Although our completed Rainbow Study reported results for four cancers, for each new cancer indication that we may later choose to offer as an LDT we plan to conduct an additional clinical study to confirm and extend those initial results in a study setting appropriate to that indication. We have not yet decided which future cancers we will pursue and reserve the right to make that decision later based on market needs and the availability of qualified U.S. clinical collaborators.

•Additional milestones prior to commercialization (all indications): complete ongoing and planned U.S. clinical activities, finalize physician network workflows and reporting, scale LUCID platform operations and quality systems, and implement commercialization infrastructure.

•At-Home Sample Collection: SpotitEarly’s test is designed for at-home sample collection. The breath samples can be used by patients anywhere, including at-home, according to the instructions for use, without the supervision of a healthcare professional, and then sent to the company’s laboratory for analysis. This approach will minimize the inconvenience and anxiety associated with traditional screening methods.

•Data Analysis and Reporting: SpotitEarly uses advanced data analysis techniques to identify discriminating features, and develops classifiers using machine learning algorithms. The Company’s analytical workflow involves stringent quality control checks, ensuring high reproducibility and reliability of breath sample analysis. The platform incorporates measures to maximize the signal-to-noise ratio, such as using a standardized breath collection method and analytical pipeline. The Company's laboratory, located in Israel, is CLIA registered (Registration No. 99D2307137).

•Results Reporting: If a signal for cancer will be detected, a specially trained healthcare professional will contact the patient or the medical practitioner to explain the findings and discuss next steps. If no signal for cancer is detected, the customer service team will discuss the results and answer any questions doctors might have, and will also provide reminders for future pre-screenings recommendations.

SpotitEarly’s Market Opportunity:

•Large and Growing Market: Our near-term focus is the U.S. oncology screening market. For context on our future global expansion plans, the global diagnostics TAM is approximately $143B (global). For our current four targeted indications in the United States, our serviceable obtainable market (SOM) is approximately $20B. Market sizing methodology and sources: TAM reflects third-party estimates for the global diagnostics market and is presented to contextualize future international expansion beyond our initial U.S. launch. SOM (USA) is the rounded sum of third-party U.S. market-size estimates for breast, colorectal, lung, and prostate screening/diagnostics segments. See footnotes 1 and 2 below for sources, methodology, and assumptions.

•Methodology and Assumptions (U.S. SOM): (i) The SOM aggregates U.S.-only segment estimates reported by third-party industry sources for screening/diagnostics in breast, colorectal, lung, and prostate; treatment/therapy markets are excluded. (ii) Figures are taken as reported, in current USD, then rounded for presentation; we do not harmonize the differing taxonomies or sub-segment inclusions used by each source (e.g., whether certain confirmatory diagnostic workflows or modalities are included). (iii) The SOM is contextual market size, not our revenue projection or capture-share estimate; we make no assumptions in this Offering Circular regarding payer coverage, utilization, interval/frequency, adoption ramp, or market share. (iv) Because sources employ different methodologies, comparability is limited, and actual served market may differ based on clinical evidence, regulatory and payer environments, physician adoption, and commercial execution.

•Scope note: Our initial commercialization is U.S. oncology only. Figures above do not imply current non-oncology plans.

•Unmet Needs: Current cancer screening methods, such as mammograms for Breast Cancer, and PSA blood test for Prostate Cancer, have limitations including high false-positive rates, discomfort, and limited effectiveness at early stages, or for dense breast tissue. Lung cancer, one of the leading causes for cancer death in the USA, has a screening test (LDCT – Low Dose CT) that is only intended for high-risk populations of heavy smokers between the ages of 55-74. A large percentage of survey participants have complained about the high out-of-pocket costs of traditional screening methods, and some decide to forgo the tests to control costs. There is a clear need for a new, non-invasive screening system that can improve patient compliance, reduce costs, and provide greater accessibility.

•Competitive Advantage: SpotitEarly’s technology offers a non-invasive screening approach under development. Sensitivity and specificity data referenced in this Offering Circular are derived from our concluded “Rainbow Study,” published in Scientific Reports (source: https://www.nature.com/articles/s41598-024-79383-2) by the Nature Publishing Group:, which reported promising results including overall sensitivity of 93.9% and specificity of 94.3% across four trained cancer types, and in particular at the early-stage of the disease as depicted in the table below.

1 Sources and calculation:

●Global diagnostics TAM ≈ $142.96B (rounded to $143B; BioSpace: https://www.biospace.com/cancer-diagnostics-market-size-to-garner-around-usd-305-39-billion-by-2032).

●U.S. SOM is the sum of indication-level U.S. estimates for breast ($7.46B; Astute Analytica: https://www.astuteanalytica.com/industry-report/breast-cancer-screening-market),

●Colorectal ($10.38B; https://www.fortunebusinessinsights.com/u-s-colorectal-cancer-screening-market-108766),

●Lung ($1.40B; market summary reported via DHR:https://datahorizzonresearch.com/request-sample-pdf/lung-cancer-screening-market-2536 ),

●And prostate (~$0.544B; Research and Markets: https://www.researchandmarkets.com/reports/5712902/u-s-prostate-cancer-testing-market-a-country#src-pos-12), totaling ~$19.78B (rounded to ~$20B).

2 Assumptions and limitations: Segment scopes, base years, and modality inclusions follow the definitions used by each cited third-party source and are not adjusted by the Company; figures are presented in current USD and rounded. The SOM excludes treatment revenues and does not assume any SpotitEarly pricing, coverage, utilization, testing interval, or capture share. Methodological differences across sources may limit comparability.

Table: SpotitEarly Performance in Stage I-II Cancers

Cancer Type	SpotitEarly (Rainbow Study) Stages I-II Sensitivity
Breast	93.8% (85.2-97.6%) [61/65]
Lung	97.0% (89.6-99.2%) [64/66]
Colorectal	86.4% (66.7-95.3%) [19/22]
Prostate	96.7% (88.6-99.1%) [58/60]

Notes:

•SpotitEarly results are taken from the published Rainbow Study.

•The numbers in brackets [positive/total] show the number of cancers detected out of the total number tested.

•The values in parentheses represent the 95% confidence intervals, indicating the statistical reliability of these results.

•Target Audience: The first test we will offer is a Breast Cancer screening test. The initial target audience for the launch is women aged 40-65, with a focus on the higher-income, well-educated segment. However, the technology is designed to serve large populations, in both urban and rural settings, with the modular design of the labs enabling replication worldwide. As we expand to other cancers, our target audience will grow accordingly.

Competition

SpotitEarly's competitive landscape includes traditional screening methods and other companies developing multi-cancer early detection (MCED) technologies. The Company's competitive advantages, or "moats", stem from its unique combination of canine scent detection, AI-powered data analysis, and a focus on accessibility and scalability.

•Traditional Screening Methods: SpotitEarly’s test competes with established cancer screening methods such as mammograms, ultrasounds and blood tests. These methods are often invasive, expensive, and may not be readily accessible to all populations. Additionally, some of these traditional methods, such as mammograms, are optimized for specific types of cancer.

•Liquid Biopsy Competitors: SpotitEarly faces competition from companies developing blood-based MCED tests. Companies in this space include GRAIL, Exact Sciences, Freenome, Guardant Health, AnchorDx, ArcherDx, Burning Rock Biotech Limited, GENECAST, Laboratory for Advanced Medicine, and Singlera Genomics. These companies utilize technologies like next-generation gene sequencing, artificial intelligence, and big data to detect cancer signals in blood samples.

•Breath Analysis Competitors: Other companies are also working on breath analysis for disease detection. Owlstone Medical, for example, has developed a breathalyzer for early disease detection that uses volatile organic compound (VOC) biomarkers. Nanose Medical is also developing products for disease diagnosis.

SpotitEarly's Competitive Advantages:

•Bio-AI Hybrid Approach: SpotitEarly’s core competitive advantage lies in its bio-AI hybrid approach, which combines the olfactory capabilities of trained canines with advanced AI, as reported in the Rainbow Study published in Scientific Reports (See below).

•Canine Olfaction: The use of dogs to detect VOCs associated with cancer gives SpotitEarly a unique advantage. Dogs have an extremely sensitive sense of smell that can detect subtle changes in VOCs that are indicative of cancer. This method is believed to be more reliable than traditional electronic noses.

•AI-Powered Technology: SpotitEarly’s data from canine scent detection is then combined with AI analysis. The LUCID platform processes and interprets vast amounts of data, including VOC measurements and canine behavioral signals. This AI component is critical for increasing accuracy, providing scalability, and ensuring continuous improvement through machine learning.

•Scalability and Accessibility: SpotitEarly’s test is designed for global scalability and accessibility. The breath test is non-invasive, and can be easily administered in various settings, including at home or in clinical settings. The LUCID platform enables a single lab to process over a million tests annually and is designed to be easily replicated worldwide. This focus on accessibility means the Company can reach underserved populations with limited access to traditional screening methods.

•First Mover Advantage: SpotitEarly's approach is unique, combining canine scent detection with AI, giving the Company a first mover advantage that other companies in the space are unlikely to be able to replicate. The extensive knowledge, experience, and multidisciplinary collaboration required ensure that SpotitEarly can remain at the cutting edge of innovation.

•Data Security: SpotitEarly is committed to safeguarding patient data and complies with global data protection regulations, including HIPAA. This is important because the use of AI in diagnostics depends on large datasets and patients need to trust that their data is safe.

•Intellectual Property: The Company has a patent pending for its technology, which offers some legal protection for its innovation.

•Strong Team: The SpotitEarly group has a diverse team of approximately 35 people, including strong entrepreneurial and commercialization backgrounds along with expertise in AI and data science, bio-chemistry, hardware engineering, medicine, zoology, cancer research and expertise in canine training. The team includes 8 PhDs and 2 MDs, reinforcing its depth of scientific and clinical expertise. This cross-disciplinary collaboration fosters innovation, high grade execution and helps to maintain the Company's competitive edge.

•Focus on Equity: SpotitEarly is focused on breaking down barriers in access to healthcare. By offering an affordable, non-invasive alternative to traditional screening methods, the Company seeks to make early detection more equitable.

•Commitment to Clinical Validation: SpotitEarly is committed to rigorous clinical research to validate the accuracy and reliability of its technology. The Company plans to expand clinical trials to ensure its tests are applicable to diverse populations.

•Public Trust: SpotitEarly must build public trust in its novel technology, which combines AI with canine scent detection, and must address concerns about data security and transparency.

•Experienced Leadership: SpotitEarly’s team brings together a blend of skills across business, clinical research, technology, and laboratory operations. The leadership team includes experienced professionals with expertise in commercialization, diagnostics, technology, and healthcare. The Company is committed to building a world where early cancer detection isn’t just a possibility but a reality.

Clinical Validation

The “Rainbow Study”

The “Rainbow Study” referenced in this Offering Circular (including pages 15, 18 and 23) refers to the same published prospective, double-blind study. The study was conducted from December 2021 to December 2023 at three Israeli clinical sites: Tel Aviv Sourasky Medical Center (Ichilov), Rambam Health Care Campus (Haifa), and Hadassah Medical Center (samples obtained via the Israel National Biobank for Research, MIDGAM).

Participants and demographics. The study analyzed 1,386 breath samples from adults aged 18-94, including both males and females. Across all participants, 827 were male (59.7 percent) and 559 were female (40.3 percent).

Selection and exclusion criteria. Participants were enrolled from an integrated cancer prevention center (screening arm) and from biopsy pathways at the study sites (enriched arm). Key exclusion criteria included smoking within 2 hours; consumption of coffee, alcohol, or a meal within 1 hour; prior cancer diagnosis or treatment within 7 years (with limited exceptions); chemotherapy within 7 years; thoracic or airway procedures within 2 weeks; active H. pylori infection or stomach ulcer; inflammatory bowel disease flare; or ongoing infection.

Geographic background. Recruitment occurred in Tel Aviv and Haifa, with additional samples from Hadassah/MIDGAM in Jerusalem, reflecting a broad range of geographic backgrounds within Israel.

Sponsorship. The Rainbow Study was company-sponsored by SpotitEarly Ltd.; several authors were Company employees and others received funding from SpotitEarly Ltd., as disclosed in the published article.

Canine analysis speed. The published Rainbow Study did not measure or report the average speed at which canines analyzed breath samples. While canine indications are rapid, speed was not a prespecified endpoint. The results were published in Scientific Reports by the Nature Publishing Group: https://www.nature.com/articles/s41598-024-79383-2.

Key findings include:

•Participants: The study analyzed breath samples from 1,386 participants, males and females, age 18-94, 75.6% of whom tested negative for cancer, while 24.4% tested positive. Four primary cancers were studied: breast, lung, colorectal, and prostate.

•Performance: The test achieved an overall sensitivity of 93.9% and specificity of 94.3% for the four trained cancer types. Sensitivity values for each type were:

oBreast and lung cancer: 95.0%

oColorectal cancer: 90.0%

oProstate cancer: 93.0%

•Early-stage cancer detection (stages 0–2) sensitivity was 94.8%.

•Exploratory Findings: The system showed an 81.8% sensitivity in identifying other cancer types not included in the training, suggesting shared volatile organic compound (VOC) patterns across cancers.

•Methodology: Breath samples were collected via a simple surgical mask method and analyzed using the bio-AI hybrid platform, which integrates canine detection behavior with AI analysis. The AI enhanced the accuracy and consistency of results by analyzing canine behavioral and physiological responses. All samples were tested under a double blind setting, in which the Company had no indication of the samples whatsoever.

•Repeatability: Test consistency was high, with 95.1% identical results in repeated testing.

The study concluded that SpotitEarly’s bio-AI hybrid platform is an accurate method for early cancer detection, with potential to improve population screening compliance and expand to additional cancer types. Since the completion of the Rainbow study, the LUCID AI component has been further developed and enhanced. The Company plans to conduct several follow up clinical studies in the U.S. and Israel. Data from these trials may be used as supportive data used in future FDA submissions.

The “Pink Study”

U.S. Breast Cancer Clinical Study (Ongoing). We have initiated the Pink Study (A Double-Blind Observational Study to Validate the SpotitEarly Test for the Detection of Breast Cancer). The study is sponsored by the Hennessy Institute for Cancer Prevention and Applied Molecular Medicine (Hackensack Meridian Health) with PI Elias Obeid, MD, MPH. Research locations include HICAP at the John Theurer Cancer Center (Totowa, NJ) and The Betty Torricelli Institute for Breast Care at Hackensack University Medical Center (Hackensack, NJ), with potential HMH satellite sites as approved. Target enrollment for the study is 2000 participants with HMH providing up to 500 participants. We have signed a research collaboration agreement with the University of Pennsylvania (UPenn) for participation in the PINK Study’s breast cancer clinical trial. Enrollment at the UPenn site is expected to commence in Q1 2026, led by principal investigator Prof. Brian Englander, with a target enrollment of 500 participants.

The study is two-arm, double-blind, observational: Arm 1 enrolls women undergoing routine breast-cancer screening; Arm 2 is enriched with women scheduled for biopsy with BI-RADS® 4B+. Co-primary endpoints are sensitivity and specificity versus standard of care diagnosis (biopsy when available). Statistical significance will be assessed using one-sided exact binomial tests with a 2.5 percent significance level per endpoint, consistent with the protocol. No U.S. Pink Study results are available as of the date of this Offering Circular; p-values will be reported upon analysis at study completion. SpotitEarly Ltd., our affiliate, provides funding/support, supplies collection kits and testing in our CLIA-registered laboratory, and provides the EDC; the sponsor and clinical sites are not affiliates of SpotitEarly.

The “White Study”

In parallel with the ongoing breast cancer study, we are advancing the “White” lung cancer study. We are close to finalizing two agreements with U.S.-based health systems and anticipate first-site activation in Q1 2026.

Regulation

SpotitEarly conducts its screening operations in a high-complexity, CLIA-registered laboratory (CLIA Registration No. 99D2307137). While breath-based tests are not currently classified as a distinct category under the CLIA framework, the Company’s test is operated in accordance with CLIA quality standards applicable to high-complexity testing. Operating within a CLIA-compliant environment reflects the Company’s commitment to rigorous laboratory practices and clinical-grade protocols.

The Company plans to initially offer its test as a Laboratory Developed Test (LDT), processed in its CLIA-registered lab. Under current regulatory policy, LDTs are not subject to FDA premarket review, allowing the Company to offer its testing services without prior FDA approval. Consistent with the Business section, we do not plan to seek FDA clearance or approval prior to the planned initial U.S. commercialization of the breast and Lung cancer LDTs targeted for Q3 2026. We are preparing an FDA Pre-Submission for a multi-cancer test to obtain feedback regarding a potential future marketing submission. For our FDA submission, we anticipate the FDA may classify the SIE test as a Class II device via the De Novo pathway. This classification would need to be confirmed with the FDA during the pre-submission process. Many diagnostics companies offer tests under CLIA and later pursue FDA authorization to support recognition and reimbursement. For example, publicly reported (source: https://www.galleri.com/lab-info) multi-cancer tests such as GRAIL’s Galleri have been offered as LDTs while the sponsor seeks FDA approval.

The Company is also aware that the regulatory status of LDTs is evolving: On May 6, 2024, FDA issued a detailed phased-in final rule extending its regulatory oversight to tests performed in CLIA certified laboratories. Accordingly, the Company developed a regulatory plan of compliance with the regulation. However, on March 31, 2025, a federal district court struck down the regulation as exceeding FDA’s authority, ruling that FDA does not have authority to regulate testing services performed in a CLIA certified laboratory. As a result, the current status of LDTs remains unchanged and they do not require FDA approval. FDA’s time to appeal has not run, and it is not known how FDA will respond to this court ruling, given the recent change in administration and what seems to be a softer regulatory posture toward laboratory-developed tests. Despite the information provided above, the Company generally believes that FDA approval of its tests will be an important step providing validation and credibility to potential users. Notwithstanding the above, SpotitEarly tests have not yet been approved by the FDA. The Company plans to submit regulatory approvals for each new indication for use.

While the FDA has created expedited programs for breakthrough therapies, SpotitEarly's technology will still need to navigate the regulatory approval process, which can be time-consuming and costly. Additionally, the Company will need to meet regulatory standards for software as a medical device and must establish transparency with respect to how its AI-powered platform makes decisions.

In order to sell its test in countries other than the U.S., we will be required to seek regulatory approval from the proper regulation authority in the targeted countries. Such an approval process is expected to launch soon with the Israeli ministry of health.

Go-to-Market Strategy

The Company aims to commercialize its early cancer detection test through a combination of online sales, partnerships with healthcare providers, and strategic alliances.

Initial Launch Strategy: Physician Network

SpotitEarly plans to initially launch its test in the U.S. through a Physician Network model. This approach will involve:

•Online Sales via Physician-Ordered Test Platform: The test will be sold online via a third-party physician-ordering platform that prescribes the test for patients. This ensures medical oversight while still providing easy access for consumers. To date, we have not entered an agreement with a third-party physician-ordering platform.

•Emphasis on User Experience: SpotitEarly will focus on a seamless and user-friendly experience for customers. The breath collection process is designed to be simple and non-invasive, allowing patients to perform the test at home.

•Expanding Reach through Multiple Channels:

oReferrals: Encouraging word-of-mouth referrals from satisfied customers.

oAdvocacy Groups: Collaborating with patient advocacy groups to promote awareness and adoption.

oOnline Campaigns and Ads: Using digital marketing to reach potential customers.

oKey Opinion Leaders (KOLs): Partnering with influential figures in the medical community to build credibility and trust.

oEducational Programs/Webinars: Hosting online events to educate the public about the importance of early cancer detection and the benefits of SpotitEarly's test.

oFunded Programs: Exploring opportunities for sponsored testing, to further expand access to underserved communities through collaborations with Non-Governmental Organizations (“NGOs”) supporting these communities. An NGO is a nonprofit organization that operates independently of any government and whose purpose is typically to address social or political issues.

oCommunity Activities: Engaging with local communities through various activities to raise awareness.

Longer-Term Strategy: Business-to-Business (B2B) Models

In the longer term, SpotitEarly plans to leverage several B2B models to broaden its market reach:

•Federal Medicare benefit for MCED screening tests. Congress enacted legislation establishing a Medicare benefit category for FDA-approved multi-cancer early detection screening tests, effective January 1, 2028, to help ensure beneficiary access without unnecessary delay once approved, with coverage parameters to be set by CMS. This framework is one reason we intend to pursue FDA authorization.

•Employers. As of the date of this Offering Circular, we have not entered into any binding or otherwise material agreements with employers for the purpose of commercialization. However, we have signed letters of intent with three global companies: Wix, Gottex, and SK Group, to purchase our test once it becomes available. We have not established a target quantity. Instead, we set forth preliminary pricing terms based on annual kit volume:

20,001 to 100,000 kits: $100 per kit

5,001 to 20,000 kits: $130 per kit

501 to 5,000 kits: $150 per kit

•Health Systems/Clinics. We may pursue relationships with health systems and clinics to facilitate physician-ordered testing. We plan to partner with additional major health systems in the US, university health systems, private clinics, screening centers, community health centers, and mobile clinics. As of the date of this Offering Circular, we have not entered into any binding or otherwise material agreements with health systems or clinics for the purpose of commercialization. We will file any such agreements as exhibits if and when executed and material.

Phased Approach to Test Rollout

SpotitEarly's growth strategy involves a phased rollout of its potential multi-cancer detection test, starting with specific cancer types and expanding over time.

•Initial Focus on Breast and Lung Cancers: The Company will first focus on breast and lung cancers, which are two of the most common cancers. Industry experts and market research informed this initial focus. The Company will later focus on colorectal and prostate cancers.

•Multiple-Cancer Detection Packs: The Company is planning to use a "horizontal" pack approach for the multiple cancers while creating "vertical" packs for specific cancer types.

•Expansion Beyond Cancer: SpotitEarly's LUCID platform is not limited to cancer and can be expanded to other diseases that release VOCs in exhaled breath as well as other non-health related target odors (such as the detection of explosives, narcotics, different chemical substances, environmental conditions, etc).

Path to Commercialization

SpotitEarly's path to commercialization involves several key steps:

•Regulatory Approvals: Based on the recent ruling discussed above, SpotitEarly test, which is an LDT, does not require FDA’s approval. However, the Company will be pursuing FDA approval in order to enhance adoption in the US and globally. SpotitEarly plans to submit regulatory approvals for each new indication of use, as relevant clinical data becomes available.

•Manufacturing and Scalability: SpotitEarly has designed its LUCID platform for scalability with the aim to process over a million breath samples per year in a single lab. The compact size of the testing environment allows for easy replication, facilitating laboratory scale-up. The Company is also focused on operational growth, building additional labs, and training more detection dogs. The breath collection process is designed for simplicity and allows for at-home testing, which increases convenience and scalability.

•Pricing Strategy: SpotitEarly will adopt a tiered pricing model to ensure accessibility across various socioeconomic groups, with prices ranging from $250 to $500. The pricing structure considers market demand, comparable test costs, and a sustainable business approach. To support affordability, the company will offer discounts for lower-income households. Additionally, future plans include developing a single test covering the major cancers, maximizing efficiency and profitability per test.

•Building Trust: SpotitEarly needs to build trust in its technology and address concerns around data privacy. The Company is committed to safeguarding patient data and complying with global data protection regulations. The Company also recognizes that it will need to get its message across in a crowded market.

•Sales in foreign countries: SpotitEarly does not plan to sell its test in a foreign country until it has obtained approval from the foreign country.

•Key Elements of SpotitEarly's Approach:

•Accessibility: The non-invasive nature of the breath test, coupled with its at-home administration, makes it easily accessible to a wide range of populations.

•Affordability: The Company is committed to providing an alternative to traditional screening methods. Its approach to pricing includes tiered options, and its emphasis on a low cost per test is intended to make screening more widely available.

•Accuracy: The combination of canine olfaction and AI provides high levels of sensitivity and specificity for detecting cancer at early stages. SpotitEarly's technology has achieved sensitivity rates exceeding 90% for several common cancers, under clinical settings.

•Multiple-Cancer Detection: SpotitEarly aims to detect multiple cancers using a single sample. This will address the limitation of current single-cancer tests and is a potential breakthrough for proactive care.

Social Impact and Mission

•Accessibility and Equity: SpotitEarly aims to make early cancer detection accessible to underserved populations globally, reducing disparities in healthcare outcomes. The Company’s focus on non-invasive screening is intended to reduce disparities in cancer outcomes. The technology can be easily replicated worldwide, ensuring the solution can reach underserved populations.

•Proactive Care: The Company's vision is a world where regular screening becomes as routine as an annual physical exam. The test is designed to encourage more people to participate in early detection and screening programs.

•Reduced Anxiety: The Company is working to reduce anxiety stemming from the screening physical situation and interactions with healthcare professionals. By offering flexibility in timing and location, the test minimizes friction with healthcare bureaucracy and allows for more frequent testing.

•Improved Outcomes: Early detection of cancer can increase survival rates from 10% to as high as 90%. SpotitEarly’s technology aims to provide early screening insights to help reduce the global cancer burden.

Intellectual Property and Technology Development

•Patent Protection: SpotitEarly has a patent pending with USPTO: WO2023239834A1.

•Continued Innovation: The Company is committed to continued research and development, and is expanding its VOC database to broaden its detection capabilities. The Company seeks to identify VOCs for new diseases and to support clinical trials to validate findings. The Company will build additional labs, train more detection dogs, and expand the LUCID platform capabilities.

Seasonality

We do not expect any seasonality in our business.

Other Information

The Company’s address is 61 W. Palisade Ave., Englewood, NJ 07631 and its telephone number is (551) 355-6554.

As of the date of this Offering Circular, the Company, and its wholly owned subsidiary SpotitEarly, Ltd., had 23 employees.

The Company’s website is https://www.spotitearly.com. Information on the Company’s website is not part of this Offering Circular.

RISK FACTORS

Investors should be aware that this Offering involves certain risks, including those described below, which could adversely affect the value of the Company’s Preferred A-1 stock. The Company does not make, nor has it authorized any other person to make, any representation about the future market value of the Company’s Preferred A-1 Stock. In addition to the other information contained in this Offering Circular, the following factors should be considered carefully in evaluating an investment in the Company’s Preferred A-1 Stock.

We are an early-stage company and have not yet achieved profitability.

As of the date of this Offering Circular and since our inception, we have not yet generated revenue and have incurred net losses, as expected for a company in the product development stage. Any forecasts we make concerning our operations may prove to be inaccurate. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

Our test is currently under development and has not yet been approved by the FDA.

We plan to initially offer our test as a Laboratory Developed Test (LDT) through a CLIA-registered laboratory. Under current regulatory frameworks, this allows us to provide testing services without prior FDA approval, enabling earlier market entry. However, the regulatory status of LDTs is evolving, and future changes may require us to seek FDA clearance or approval sooner than currently expected.

While the FDA has created expedited programs for breakthrough therapies, our technology will still need to navigate the regulatory approval process, which can be time-consuming and costly. Additionally, we will need to meet regulatory standards for software as a medical device and must establish transparency about how our AI-powered platform makes decisions. Obtaining regulatory approval can be a lengthy and complex process with no guarantee of success. Failure to obtain necessary approvals would significantly hinder market entry and commercialization. There is also the possibility of changes in regulations that might affect us. We have not yet determined what the FDA will require before the FDA allows us to sell our tests on a commercial basis in the U.S. As a result, it is not possible at this time to estimate the time it will take, or the cost to obtain approval from the FDA, which will allow us to sell our test on a commercial basis in the U.S. Nevertheless, obtaining approval from the FDA and comparable agencies in foreign countries is a time consuming and expensive process.

The time required to obtain approvals from foreign countries may be shorter or longer than that required for FDA approval, and requirements may differ from FDA requirements. We may be unable to obtain requisite approvals from the FDA and foreign regulatory authorities, and even if obtained, such approvals may not be on a timely basis. If we fail to obtain timely clearance or approval for our test, we will not be able to market and sell our test, which will limit our ability to generate revenue.

While our clinical trial shows promising results, the test’s performance needs to be further validated in larger, more diverse populations.

Our product has not been marketed and we do not make safety, accuracy, or efficacy claims. The results we discuss in this Offering Circular reflect a prospective, double-blind, multi-site clinical study (the “Rainbow Study”) that has been peer-reviewed and published. These findings were generated in a study setting and were not reviewed by a regulatory authority, but were subjected to the Institutional Review Boards (IRBs) of our health system collaborators. The test’s ability to detect cancers in real-world settings, outside of controlled clinical trials, needs confirmation. In addition, the test’s sensitivity and specificity may vary in different populations or settings. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of our clinical trials may not be predictive of the results of later-stage clinical trials. A number of companies in our industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Our current and future clinical trials may not be successful.

The cost of developing, validating, and commercializing a new diagnostic test can be substantial.

There may be difficulties in raising funds for ongoing operations, research and expansion and making early detection accessible to all populations.

The need to collect, transport, and analyze breath samples can pose logistical hurdles.

Maintaining the quality and consistency of samples during transit is crucial. Even though, as of the date of this Offering Circular, we had the ability to process thousands of tests, there may be difficulties in scaling operations and establishing labs to process breath samples to meet global demand.

Our technology relies on a combination of canine olfaction, AI, and integrating VOC measurements and canine behavioral signals.

If there are problems in either the canine detection method or the AI platform, the test may not be reliable. Furthermore, maintaining accuracy across multiple labs worldwide could prove difficult.

The collection and storage of patient data, including medical history, breath samples, and test results, raise concerns about security and privacy.

While our system has been designed to comply with applicable privacy and security regulations — including the implementation of industry-standard safeguards and data protection measures — the collection and storage of sensitive patient data, such as medical history, breath samples, and test results, still present inherent risks of data beaches, unauthorized access or misuse of sensitive information.

We will face competition from established companies.

While our breath-based test demonstrated superior results in detecting early-stage disease across four major types of cancer, in a prospective double-blind study involving 1360 participants, established companies like GRAIL and Exact Sciences, have significant resources and experience in the diagnostics market and are developing liquid biopsy tests for multi-cancer early detection. The public may not adopt or accept our test due to lack of awareness or skepticism. We also face competition from other multi-cancer early detection tests (MCEDs) some of which are based on liquid biopsies. Competition from these companies and others may pose a threat to our future market position.

The potential for overdiagnosis and false positives with MCED tests is a concern.

Overdiagnosis can lead to unnecessary medical interventions, while false positives can cause anxiety and stress.

Future technological advancements may affect market position.

While canine scent detection, when combined with AI and machine learning (ML) models, currently offers advantages such as accuracy, affordability, and scalability, it is important to recognize that technologies like electronic noses — which have so far failed to commercialize at scale — may become more sensitive and accurate in the future.

Much of our intellectual property is protected as trade secrets or confidential know-how, and our pending patent applications may not result in issued patents.

We consider proprietary trade secrets and/or confidential and unpatented know-how to be important to our business, certain aspects of which may not be suitable for patent filings and must be protected as trade secrets and/or confidential know-how. This type of information must be protected diligently by us to protect our disclosure to competitors, since legal protections after disclosure may be minimal or non-existent. Accordingly, much of the value of this intellectual property is dependent upon our ability to keep our trade secrets and know-how confidential. In addition to our trade secret strategy, we have filed two international (PCT) patent applications, which are currently pending. However, there is no guarantee that these applications will result in granted patents, or that any granted claims will provide meaningful protection.

Failure to obtain or maintain trade secrets and/or confidential know-how could adversely affect our competitive position. Moreover, competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, competitors could limit the use of our trade secrets and/or confidential know-how.

Our commercial success depends, in part, upon attaining significant market acceptance of our test among physicians and patients.

Even if we obtain regulatory approval for our test, our test may not gain market acceptance among physicians and patients, which are critical to commercial success. Market acceptance of our test depends on a number of factors, including:

•the accuracy of our test as demonstrated in clinical trials;

•the timing of market introduction of our test as well as competitive products;

•the potential and perceived advantages of our test over alternative tests.

If our test is approved but fails to achieve an adequate level of acceptance by physicians and patients, we will not be able to generate significant revenues, and we may not become or remain profitable.

Even if we obtain regulatory approval for our test, we will be subject to stringent, ongoing government regulation.

If our test receives regulatory approval, either in the United States or internationally, our test will be subject to limitations on the approved indicated uses for which the test may be marketed or to the conditions of approval and may contain requirements for potentially costly post-marketing testing, and surveillance of the safety and efficacy of the test. We will continue to be subject to extensive regulatory requirements. These regulations are wide-ranging and govern, among other things:

•product design, development and manufacture;

•product application and use;

•adverse experience monitoring and reporting;

•product advertising and promotion;

•manufacturing, including compliance with good manufacturing practices;

•record keeping requirements;

•registration and listing of products with the FDA and other state and national agencies; and

•storage and shipping

We must continually adhere to federal regulations known as current Good Manufacturing Practices, or cGMPs, and their foreign equivalents, which are enforced by the FDA and other national regulatory bodies through their facilities inspection programs. If our facilities cannot pass a pre-approval inspection by regulators or fail such inspections in the future, the FDA or other national regulators will not approve the marketing applications for our test, or may withdraw any prior approval. In complying with cGMP and foreign regulatory requirements, we will be obligated to expend time, money and effort in production, record-keeping and quality control to ensure that our test meet applicable specifications and other requirements.

If we do not comply with regulatory requirements at any stage, whether before or after marketing approval is obtained, we may be subject to, among other things, license suspension or revocation, criminal prosecution, seizure, injunction, fines, be forced to remove our test from the market or experience other adverse consequences. This could materially harm our financial results and reputation. If we identify adverse effects after our test are on the market, or if manufacturing problems occur, regulatory approval may be suspended or withdrawn. We may be required to conduct additional clinical trials. If we encounter any of the foregoing problems, our business and results of operations will be harmed.

The FDA and other governmental authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our test. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability. We cannot predict the extent of adverse government regulations which might arise from future legislative or administrative action. Without government approval, we will be unable to sell any of our tests.

The current and future relationships with healthcare professionals and potential customers in the United States and elsewhere may be subject, directly or indirectly, to applicable healthcare laws and regulations.

If we begin selling our test, we will be subject to additional healthcare statutory and regulatory requirements and oversight by federal and state governments as well as foreign governments in the jurisdictions in which we conduct our business. Healthcare providers and physicians in the United States and elsewhere will play a primary role in the recommendation and prescription of our test if we obtain marketing approval. The current and future arrangements with healthcare professionals and potential customers may expose us to broadly applicable healthcare laws, including, without limitation:

•the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, lease, order or recommendation of, any good, facility, item or service, for which payment may be made, in whole or in part, under federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the Affordable Care Act provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•federal civil and criminal false claims laws, including the federal False Claims Act, which impose criminal and civil penalties, including civil whistleblower actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, to the federal government, including the Medicare and Medicaid programs, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private), knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a healthcare offense and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters;

•HIPAA, which also imposes obligations on covered entities, including healthcare providers, health plans, and healthcare clearinghouses, as well as their respective business associates that create, receive, maintain or transmit individually identifiable health information for or on behalf of a covered entity, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•the U.S. federal physicians payment transparency requirements, sometimes called the “Sunshine Act” and its implementing regulations, which requires certain manufacturers of drugs, devices, biologicals and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report to the Centers for Medicare & Medicaid Services, or CMS, information related to physician payments and “other transfers of value” to physicians and teaching hospitals and, for transfers of value to other healthcare providers, as well as the ownership and investment interests held by physicians and their immediate family members;

•analogous state and foreign laws, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government which otherwise restrict payments that may be made to healthcare providers; state and foreign laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts;

•the U.S. federal laws that require pharmaceutical manufacturers to report certain calculated product prices to the government or provide certain discounts or rebates to government authorities or private entities, often as a condition of reimbursement under federal healthcare programs; and

•state and foreign laws that govern the privacy and security of health information in certain circumstances, including state security breach notification laws, state health information privacy laws and federal and state consumer protection laws, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our future business arrangements with third parties will comply with applicable healthcare laws and regulations may involve substantial costs. It is possible that governmental authorities will conclude that the business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws. If our operations are found to be in violation of any of these laws or any other governmental regulations, we may be subject to significant civil, criminal and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of the operations, all of which could significantly harm our business. If any of the physicians or other healthcare providers or entities with whom we expect to do business are found not to be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from participation in government healthcare programs, which could also adversely affect our business.

Cost of Complying with Government Regulations

Our business is subject to numerous and frequently changing federal, state and local laws and regulations. We routinely incur significant costs in complying with these regulations. The complexity of the regulatory environment in which we operate and the related cost of compliance are increasing due to additional legal and regulatory requirements, our expanding operation and increased enforcement efforts. Further, uncertainties exist regarding the future application of certain of these legal requirements to our business. New or existing laws, regulations and policies, liabilities arising thereunder and the related interpretations and enforcement practices, particularly those dealing with environmental protection and compliance, taxation, zoning and land use, workplace safety, public health, recurring debit and credit card charges, information security, consumer protection, and privacy and labor and employment, among others, or changes in existing laws, regulations, policies and the related interpretations and enforcement practices, particularly those governing the sale of products and consumer protection, may result in significant added expenses or may require extensive system and operating changes that may be difficult to implement and/or could materially increase our cost of doing business.

Financial Projections Require Caution

Prospective investors are urged to consider that any financial projections which might be discussed by the Company or its officers, employees, etc. should not be understood as any guarantee or assurance made on behalf of the Company. Projections based on past performance data or mathematical models are subject to externalities and risks of which the compiler may not or could not be aware. Such projections would not and should not be construed as indications or guarantees of future financial performance, nor should they be understood as such by prospective investors. Prospective investors should be aware of the inherent inaccuracies of forecasting. Although the Company has a reasonable basis for projections it might make and provide them herewith in good faith, prospective investors may wish to consult independent market professionals about the Company’s potential future performance.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate, as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Risks Associated with the Increased Use of AI Technologies.

While the use of AI technologies is in the early stages of widespread adoption and continues to rapidly evolve, companies are increasingly considering the extent to which AI will be used in their operations. Risks related to AI include operational risks such as the potential for errors or inaccuracies in work product developed with AI; privacy-related risks, such as compliance with required privacy notices or receipt of consents; risks related to intellectual property rights with respect to both the inputs to the program (including leakage of confidential or proprietary information or infringement) and the program outputs (including infringement by and ownership rights to AI work product); risks related to AI’s impact on the workforce; content related risks for public AI generated outputs; and ethical risks related to the potential for inherent biases in the algorithm or programming, among others. The complexity of, and lack of transparency into, many AI models and the speed of technological advancements may make it difficult for companies to understand and assess their proper operation and fully recognize the related risks.

In addition, the legal and regulatory environment relating to AI is uncertain and rapidly evolving, both in the US and internationally, and includes new regulations targeted specifically at AI as well as updates to or developments in intellectual property, privacy, consumer protection, employment, and other laws regarding the use of AI. These laws and regulations could require changes in the Company’s implementation of AI technology, increase compliance costs and/or increase the risk of non-compliance. Any of these risks could expose a company to liability or adverse legal or regulatory consequences and reputational harm. There is also the risk of AI-related competition and threats to current business models, as evolving AI technologies may increase competition, alter consumer demand or render existing technologies obsolete.

Risks Involving Cybersecurity

Cybersecurity incidents, data misuse, and ransomware attacks continue to be top of mind for both companies and investors, particularly in light of evolving technologies such as AI. Unauthorized access and data breaches pose threats of theft, misuse, or loss of sensitive data, including personal, financial, and proprietary information which can result in operational disruptions, impact a company’s reputation, customer trust, and financial condition, and lead to legal liabilities, regulatory fines, and costly remediation efforts. Reliance on third-party vendors can introduce additional vulnerabilities. Further, timely detection, identification, and response to evolving cyber threats remain challenging, requiring significant resources for cybersecurity measures, technology upgrades, training, and incident response. Cybersecurity insurance may offer some protection, but it may not fully cover all losses or liabilities.

Risks of US Trade Policies and Tariffs:

President Trump has implemented a 10-20% tariff on US imports, from Israel, Mexico and Canada, and a higher tariff on Chinese products. Whether and to what extent these tariffs will be imposed remains to be seen, but as a result of tariffs, materials and goods that US companies import may face higher prices, which could lead to reduced margins or increased prices that could cause decreased consumer demand. President Trump has discussed pursuing an agenda that focuses on deregulation, particularly with respect to environmental and climate change-related regulations.

Geopolitical Risk

SpotitEarly Inc. is a U.S. company; however, we have significant operations in Israel. While the region has recently experienced periods of conflict and instability, our operations and efforts to raise capital have not been materially affected to date. Future escalations could impact business continuity, or our ability to raise capital. We cannot predict the duration or outcome of current or future regional tensions.

We continue to monitor regional developments and maintain operational plans to support business continuity where needed.

The Company’s offering is being conducted on a “best efforts” basis.

There is no minimum amount which is required to be raised in this Offering and all proceeds from the sale of the securities offered will be delivered to the Company as they are received. If only a small number of securities offered are sold, the amount received from this Offering may provide little benefit to the Company. Even if all securities offered are sold, the Company will need additional capital.

Any future sale of the Company’s equity securities will dilute the ownership of existing stockholders, may be on better terms than the shares offered by this Offering Circular, and may be at prices substantially below the offering price of the Company’s Series A-1 Preferred Stock. The failure of the Company to obtain the capital which it requires may result in the slower implementation of the Company’s business plan.

The Company may not be able to effectively manage its growth, which would impair results of operations.

The Company intends to expand the scope of its operating activities significantly. If the Company is successful in executing its business plan, it will experience business growth that could place a significant strain on operations, finances, management, and other resources.

The ability to effectively manage growth may require the Company to substantially expand the capabilities of administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that the Company will be successful in recruiting and retaining new employees or retaining existing employees.

The Company cannot provide assurances that management will be able to manage this growth effectively. The failure to successfully manage growth could materially adversely affect its business, financial condition or results of operations.

The Series A-1 preferred shares being offered by the Company do not have any voting rights.

As a result, the owners of the Series A-1 shares will not have any influence over the operation of the Company.

The Company is dependent on its management and the loss of any of its officers could harm the Company’s business.

The Company’s future success depends largely upon the experience, skill, and contacts of the Company’s officers. The loss of the services of these officers may have a material adverse effect upon the Company’s business.

Our management owns approximately 51% of our outstanding voting stock and could elect all of our directors who in turn elect all of our officers.

This percentage of stock ownership could carry any vote on any matter requiring stockholder approval, including the election of directors who in turn elect all officers.  In addition, as a result of the share ownership by our management, the removal of the management by shareholders, other than management, will not be possible even if the removal would be considered beneficial to shareholders generally, and will effectively limit shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.  As a result, our management will effectively control the Company.  See the “Principal Shareholders” section of this Offering Circular for the information concerning class and number of shares owned by our management.

Arbitrary establishment of offering price:

The offering price of the Preferred A-1 Stock has been arbitrarily established by the Company, considering such matters as past offerings, the state of the Company’s product and business development and the general condition of the industry in which it operates. The offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to the Company.

We may not be able to continue as a going concern.

We have identified conditions and events — primarily our expected continued future losses as we are continuing to develop our product — that raise substantial doubt about our ability to continue as a going concern. Our ability to remain operational is contingent on obtaining additional financing and successfully executing our business plan.

We may become subject to litigation, which could materially and adversely affect us.

In the future, we may become subject to litigation or enforcement actions, including claims relating to our operations, securities offerings and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact our earnings and cash flows. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, expose us to increased risks that would be uninsured, and materially and adversely impact our ability to attract directors and officers.

As of the date of this Offering Circular, there was no public market for our Preferred A-1 Stock. In addition, the Company does not expect a market to develop for its Preferred A-1 Stock for several years.

An active trading market for the Company’s shares of common stock may never develop or be sustained, and as a result, you may be unable to sell your shares of our Preferred A-1 Stock. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither the Company nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of the Company’s stock. An inactive market may also impair the Company’s ability to raise capital to continue to fund operations by issuing shares and may impair the Company’s ability to acquire other companies or technologies by using the Company’s shares as consideration.

The potential issuance of Bonus Shares in our Offering will result in some investors paying less for their shares than other investors.

Certain investors who purchase shares in this Offering are entitled to receive additional shares of common stock (the “Bonus Shares”) that effectively provide a discount on price based on the amount invested. The number of Bonus Shares will be determined by the amount of money they invest in this Offering. These categories for Bonus Shares are non-cumulative and an investor will only be eligible for the category that offers the greatest number of Bonus Shares. Bonus Shares will effectively act as a discount to the price at which the Company is offering its stock. The maximum amount of Bonus Shares an investor may qualify for is 8%. For more details, including all of the Bonus Shares being offered, see Plan of Distribution. Consequently, the value of shares of investors who pay the full price or are entitled to a smaller amount of Bonus Shares in this Offering will be immediately diluted by investments made by investors entitled to the discount, who will pay less for their shares in the Company.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for the Company’s Preferred A-1 Stock and investors may find it difficult to sell their shares.

Trades of the Company’s Preferred A-1 Stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

You may have difficulty depositing your shares with a broker or selling shares of the Company’s Preferred A-1 Stock which you acquire in this Offering.

Many securities brokers will not accept securities for deposits and will not sell securities which:

•are considered penny stocks, or

•trade in the over-the-counter market

Further, for a securities broker which will, under certain circumstances, sell securities which fall under any or all of the categories listed above, the customer, before the securities broker will accept the shares for deposit, must often complete a questionnaire detailing how the customer acquired the shares, provide the securities broker with an opinion of an attorney concerning the ability of the shares to be sold in the public market, and pay a “legal review” fee which in some cases can exceed $1,000.

For these reasons, investors in this Offering may have difficulty selling shares of the Company’s Preferred A-1 Stock.

We are an Emerging Growth Company as defined in the JOBS Act.

As long as we remain an Emerging Growth Company, we may take advantage of certain exemptions from various reporting and regulatory requirements that are applicable to other public companies that are not emerging growth companies. We cannot predict if investors will find our Preferred A-1 Stock less attractive if we choose to rely on these exemptions. If some investors find our Preferred A-1 Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Preferred A-1 Stock and our stock price may be more volatile.

MANAGEMENT

Name	Age	Position
Shlomi Madar	46	Chief Executive Officer and a Director
Shai Lankry	49	Chief Financial Officer and a Director
J. Leonard Lichtenfeld	79	Chief Medical Officer
Asaf Ruf	37	Vice President of Research and Development
Roi Ophir	53	Director
Ariel Ben Dayan	50	Director
Alon Lifschitz	50	Director

Our directors are appointed for a one-year term holding office until the next annual general meeting of our shareholders or until their successors are elected or appointed. Our officers are appointed by our board of directors and serve at the discretion of the board.

Dr. Shlomi Madar, Chief Executive Officer, Director.

Dr. Shlomi Madar has been the Chief Executive Officer and a director of the Company since March 2025. Between May 2023 and January 2025 Dr. Madar was the Vice President of Business Development for North America for the Company. Between October 2023 and January 2025 Mr. Madar was a consultant (East Coast representative) for Weizmann Institute of Science, a research and development institution known for innovations in biotechnology and life sciences. Between January 2023 and January 2025 Mr. Madar was the Vice President, Strategic Alliances, for OncoHost, a company specializing in precision oncology and personalized cancer treatment solutions. Between January 2022 and December 2022 Mr. Madar was the Vice President of Healthcare Solutions for DayTwo, a company providing treatment for chronic metabolic disorders. From November 2020 to January 2022 Mr. Madar was the Head of Customer Success and Partnership Alliances for Immunai, a company leveraging single-cell genomics and AI for immunotherapy development. We believe Mr. Madar’s experience with biotechnology, life sciences and cancer treatment qualifies him to be a director.

Shai Lankry, Chief Financial Officer, Director.

Shai Lankry has been the Company’s Chief Financial Officer since January 2025. Since 2023, Mr. Lankry has been the Chief Executive Officer of LCS LLC, a business providing part time chief financial officer services to a number of corporations. From 2018 to 2023 Mr. Lankry was the Chief Financial Officer of Gamida Cell Ltd.  Mr. Lankry is a licensed CPA in Israel and holds an M.B.A. in Finance from Tel-Aviv University. We believe Mr. Lankry is qualified to be a director due to his experience in accounting and finance. Shai Lankry is our financial expert as that term is defined by the Securities and Exchange Commission.

J. Leonard Lichtenfeld, Chief Medical Officer

J. Leonard Lichtenfeld has been the Company’s Chief Medical Officer since March 2024. Between November 2018 and September 2020 Mr. Lichtenfeld held various positions with the American Cancer Society, including interim Chief Medical Officer and Deputy Chief Medical Officer. Between September 2020 and April 2021, Mr. Lichtenfeld was a part time advisor to several companies. Between April 2021 and July 2023, Mr. Lichtenfeld was the Chief Medical Officer for Jasper Health. Between July 2023 and July 2024 Mr. Lichtenfeld was an advisory board member for the Company’s wholly owned subsidiary SpotitEarly Ltd. Since March 2024 Mr. Lichtenfeld has been the Chief Medical officer for the Company’s wholly owned subsidiary SpotitEarly, Ltd.

Asaf Ruf, Vice President of Research and Development.

Asaf Ruf is an experienced R&D leader with 14 years in management, including 8+ years in product and program leadership and 6 years directing complex R&D projects. He leads the Hardware & System team at Blue River Technology (John Deere), overseeing mechatronics and system engineering for autonomous earth-moving vehicles. Previously, Asaf managed cross-functional teams of 35+ engineers and delivered over 30 products in large-scale defense and aerospace projects. He holds an M.Sc. in Mechanical Engineering (cum laude) and a B.Sc. in Mathematics & Computer Science. His strengths include R&D, system architecture, mechanical design, and data-driven problem solving.

Roi Ophir, Director

Roi Ophir has served as one of the Company’s directors since March 2025. Since June 2020, Mr. Ophir has also served as Chairman of the Board of Directors of SpotitEarly, Ltd., the Company’s wholly owned subsidiary. Mr. Ophir is a serial tech entrepreneur, business executive and investor, with over 25 years of experience building tech startups from the ground up and bringing them to global markets. Since 2007, he has focused specifically on developing AI-powered products designed to disrupt markets and positively influence consumer behavior. We believe Mr. Ophir is well qualified to serve as a director due to his deep familiarity with the Company’s technology, as well as his extensive entrepreneurial and commercial expertise.

Ariel Ben Dayan, Director

Ariel Ben Dayan has served as a director of the Company since March 2025. Since June 2020, Mr. Ben Dayan has also been a director of the Company’s wholly owned subsidiary, SpotitEarly, Ltd., and served as its CEO until March 2025. Mr. Ben Dayan previously served as the commander of the K9 unit in the Israel Defense Forces (IDF) and brings extensive business experience. In addition to his role at SpotitEarly, Mr. Ben Dayan serves as a director of two public Israeli companies and one private U.S. company. We believe Mr. Ben Dayan is well qualified to serve as a director due to his leadership experience as CEO and director of SpotitEarly, Ltd., as well as his broad operational and governance expertise.

Alon Lifshitz, Director

Alon Lifshitz has been a director of the Company since March 2025. Since July 2017, Mr. Lifshitz has been a founding partner of Hanaco II, LP, a venture capital fund. We believe Mr. Lifshitz is qualified to be a director due to his experience in the venture capital industry.

Messrs. Ophir, Ben Dayan and Lifshitz are independent directors, as that term is defined in Section 803 of the NYSE American Company Guide.

Mr. Madar plans to devote his full time to our business.

Shai Lankry, J. Leonard Lichtenfeld and Asaf Ruf are expected to devote a considerable amount of their time to our business.

Our directors are appointed for a one-year term holding office until the next annual general meeting of our shareholders or until their successors are elected or appointed. Our officers are appointed by our board of directors and serve at the discretion of the board.

Our Board of Directors does not have standing audit, nominating or compensation committees, committees performing similar functions, or charters for such committees. Instead, the functions that might be delegated to such committees are carried out by our directors, to the extent required. Our directors believe that the cost associated with such committees has not been justified under our current circumstances.

Our Board of Directors has the ultimate responsibility to evaluate and respond to risks facing us. Our Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with our officers.

Holders of our common stock can send written communications to our entire Board of Directors, or to one or more Board members, by addressing the communication to “the Board of Directors” or to one or more directors, specifying the director or directors by name, and sending the communication to our corporate office. Communications addressed to the Board of Directors as whole will be delivered to each Board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

A security holder communication not sent to the Board of Directors as a whole is not relayed to Board members which did not receive the communication.

Board Composition

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our Shareholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Ethics

We have adopted a code of ethics which applies to our directors, executive officers, consultants and employees. Our code of ethics can be reviewed on our website, www.Spotitearly.com.

Insider Trading Policy

We do not have an Insider Trading Policy since as of the date of this Offering Circular there was no public market for our common or preferred stock and a market is not expected to develop for our common or preferred stock for at least the next twelve months.

Compensation of Directors and Executive Officers

Unless the context otherwise requires, any reference in this section of this Offering Circular to the “Company” “we,” “us” or “our” refers to Spotitearly, Inc. As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies” as such terms are defined in the Securities Act and the Exchange Act, and the rules promulgated thereunder.

To achieve the Company’s goals, the Company has designed its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving the Company’s goals. The Company believes its compensation program should promote the success of the Company and align executive incentives with the long-term interests of its Shareholders. The Company’s current compensation arrangements consist principally of a base salary, an annual cash incentive bonus and equity compensation, as described below.

The Company’s Board has historically determined the compensation of the Company’s executive officers. As of June 30, 2025 and for the years ended December 31, 2023 and 2024, the Company’s named executive officers were Dr. Shlomi Madar, Chief Executive Officer, Shai Lankry, Chief Executive Officer, Leonard Lichtenfeld, Chief Medical Officer and Asaf Ruf, Vice President.

This section provides an overview of the Company’s executive compensation arrangements with its executive officers, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Our executive officers will be compensated through the following four components:

•Base Salary

•Short-Term Incentives (cash bonuses)

•Long-Term Incentives (equity-based awards)

•Benefits

These components provide a balanced mix of base compensation and compensation that is contingent upon our executive officer’s individual performance. A goal of the compensation program is to provide executive officers with a reasonable level of security through base salary and benefits. We want to ensure that the compensation programs are appropriately designed to encourage executive officer retention and motivation to create shareholder value. We believe that our shareholders are best served when we can attract and retain talented executives by providing compensation packages that are competitive but fair.

Base Salaries

Base salaries generally have been targeted to be competitive when compared to the salary levels of persons holding similar positions in other publicly traded companies of comparable size. The executive officer’s respective responsibilities, experience, expertise, and individual performance are considered.

Short-Term Incentives

Cash bonuses may be awarded at the sole discretion of the Board of Directors based upon a variety of factors that encompass both individual and company performance.

Long-Term Incentives

Equity incentive awards help to align the interests of our employees with those of our shareholders. Equity based awards are made under our Equity Incentive Plan. Options are granted with exercise prices equal to the closing price of our common stock on the date of grant and may be subject to a vesting schedule as determined by the Board of Directors which administers the plan.

We believe that grants of equity-based compensation:

•enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•provide focus, motivation, and retention incentive; and

•provide competitive levels of total compensation

In addition to cash and equity compensation programs, executive officers participate in the health and welfare benefit programs available to other employees.

The following summary compensation table sets forth all compensation earned by the Company’s officers during the years ended December 31, 2024 and 2023. The Company was established in November 2024; accordingly, no compensation was awarded or paid prior to that time, except as noted below. The table reflects amounts paid by the Company’s wholly owned subsidiary, SpotitEarly Ltd. Amounts in the table are in thousands of U.S. dollars.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Shlomi Madar (6)	2024
Chief Executive Officer	2023

Shai Lankry (6)	2024
Chief Financial Officer	2023

J. Leonard Lichtenfeld	2024	$ 22	$ 32	$ 54	–	–	–	$1.08
Chief Medical Officer	2023

Asaf Ruf (6)	2024
Vice President of Research & Development	2023

(1)The dollar value in thousands of base salary (cash and non-cash) earned.

(2)The dollar value in thousands of bonus (cash and non-cash) earned.

(3)The dollar value in thousands of all stock awarded during the periods covered by the table is calculated according to ASC 718-10-30-3 which represented the grant date fair value.

(4)The fair value of all stock options granted during the periods covered by the table are calculated on the grant date in accordance with ASC 718-10-30-3 which represented the grant date fair value.

(5)All other compensation that could not be properly reported in any other column.

(6)This person was not an officer of SpotitEarly, Ltd in 2024 or 2023 and did not become an officer of the Company until 2025.

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

The following shows the amount that we expect to pay to our officers and the amount of time these persons expect to devote to our business during the twelve months ending November 30, 2026.

	Projected Monthly	Percent of Time
Name	Compensation (USD in thousands)	to Be Devoted to our Business
Shlomi Madar	$ 22.3	100%
Shai Lankry	$ 6.5	20%
J. Leonard Lichtenfeld	$5	20%
Asaf Ruf	$4	20%

Outstanding Equity Awards at Fiscal Year-End

None of our officers or directors held any options at December 31, 2024.

Equity Incentive Plan

We have an Equity Incentive Plan (the “Plan”) that reserves shares of common stock for issuance to plan participants in the form of incentive and non-qualified stock options, stock appreciation rights (“SARs”), and stock grants and units. Each stock option awarded allows the holder to purchase one share of our common stock. The number of shares reserved for issuance under the Plan is 5,000,000.

The Plan is administered by our Board of Directors (or any committee subsequently appointed by the Board) and is vested with the authority to interpret the provisions of the Plan and supervise the administration of the Plan. In addition, the Board is empowered to select those persons who will participate in the Plan, to determine the number of shares subject to each award and to determine when, and upon what conditions, awards granted under the Plan will vest, terminate, or otherwise be subject to forfeiture and cancellation. The terms and conditions of any awards issued, including the price of the shares underlying each award are governed by the provisions of the Plan and any agreements with the Plan participants.

Incentive Stock Options

All of our employees are eligible to be granted incentive stock options pursuant to the Plan. Options granted pursuant to the Plan terminate at such time as may be specified when the option is granted.

The exercise price of each option cannot be less than 100% of the fair market value of our common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the purchase price of the option shall not be less than 110% of the fair market value of the stock at the time of the granting of the option.

The total fair market value of the shares of common stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

At the discretion of the Board of Directors, options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than 10% of our common stock be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plans be exercisable by its terms after the expiration of ten years from the date of grant.

Non-Qualified Stock Options

Our employees, directors and officers, and consultants or advisors are eligible to receive non-qualified stock options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our common stock.

At the discretion of our Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any option) is first exercisable.

Stock Grants

A stock grant award gives the participant the right to receive shares of stock, subject to any vesting restrictions imposed by the Board of Directors. The purchase price, if any, for a stock grant award shall be payable in cash or in any other form of consideration acceptable to the Board. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Other Information Regarding the Plan

In the discretion of the Board, any option granted pursuant to the Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Plan and any options granted pursuant to the Plan or will be forfeited if the "vesting" schedule established by the Board administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain as our employee or the period of time a non-employee must provide services to us. At the time an employee ceases working for us (or at the time a non-employee ceases to perform services for us), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board payment for the shares of common stock underlying options may be paid through the delivery of shares of our common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. The exercise may be made through a "cashless" exercise or a combination of cash and shares of common stock at the discretion of the Board.

Awards are generally non-transferable except upon death of the recipient. Shares issued pursuant to the Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board when the shares were issued.

Our Board of Directors may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted.

The following table shows the weighted average exercise price of the outstanding options granted pursuant to the Company’s Equity Incentive Plan as of June 30, 2025, the Company’s recently completed fiscal year:

Plan	Total Shares Reserved Under the Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
		(a)	(b)	(c)
Equity Incentive Plan	5,000,000	2,111,790	$0.139	2,888,210

As of the date of this Offering Circular, there were options to purchase 2,503,322 shares of the Company’s common stock granted pursuant to the Plan. The following officers and directors have been granted options pursuant to the Plan:

	Shares Issuable Upon	Option	Option
Name	Exercise of Options	Exercise Price	Expiration Date

Shlomi Madar	29,766	$1.34	2/25/2034
Shlomi Madar	168,849	$3.25	7/09/2035
Shai Lankry	49,610	$3.25	7/09/2035
Len Lichtenfeld	99,219	$1.34	2/25/2034
Asaf Ruf	33,073	$3.25	7/09/2035
Roi Ophir	35,000	$3.25	10/10/2035
Ariel Ben Dayan	35,000	$3.25	10/10/2035

The Company’s Equity Incentive Plan has not been approved by the Company’s shareholders.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. Our Directors have the authority to fix the compensation of Directors, although as of the date of this Offering Circular no fixed fees or other compensation have been established by our Directors. As of the date of this Offering Circular, no amounts have been paid to, or accrued to, Directors in their capacity as directors.

Employment and Consulting Agreements

Our executive officers currently serve under consulting agreements. We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with such persons in the future.  The Company has consulting agreements with the following officers and directors:

Name	Date of Agreement	Terms
Shlomi Madar	1-1-2025

Mr. Madar will serve as the Company’s Chief Executive Officer. In consideration for these services the Company will pay Mr. Madar $23,333 per month. Mr. Madar will be entitled to additional compensation in the event the Company:

· raises at least $6,000,000 in 2025 · raises at least $10,000,000 in 2026 · has sales revenue in 2026 of at least $3,000,000

Shai Lankry	1-15-2025	Mr. Lankry will serve as the Company’s Chief Financial Officer. In consideration for these services the Company will pay Mr. Lankry $6,500 per month.

J. Leonard Lichtenfeld	1-6-2023

Mr. Lichtenfeld will provide consulting services to the  Company for regulation and reimbursement strategy, business development, and strategic partnerships in the U.S. Mr. Lichtenfeld will also provide the Company with clinical references and will have discussions with key opinion leaders. In consideration for these services Mr. Lichtenfeld was granted options to purchase 49,610 shares of the SpotitEarly, Ltd.’s common stock and will be paid $250 for each hour of consulting services

Asaf Ruf	11-10-2024	Mr. Ruf will provide the Company with consulting services in the areas of research and development and technology. In consideration for these services the Company will pay Mr. Ruf $4,000 a month.

Roi Ophir	1-1-2025	Mr. Ophir will act as the Chairman of the Company’s board of directors. In consideration for acting as the Company’s chairman, Mr. Ophir will be paid $10,000 per month.

Ariel Ben Dayan	1-15-2025	Mr. Ben Dayan will provide the Company management consulting services. In consideration for these services the Company will pay Mr. Ben Dayan $7,500 per month.

PRINCIPAL SHAREHOLDERS

The following table shows the ownership, as of the date of this Offering Circular, of those persons owning beneficially 5% or more of our common, and all classes of preferred stock and the number and percentage of outstanding shares owned by each of our directors and officers and by all officers and directors as a group. Each owner has sole voting and investment power over their shares of common stock.

Name and Address	Common Shares Owned(1)	Preferred Shares Owned(2)	Total Shares Owned(1)	Percent of Outstanding Shares
Shlomi Madar	198,615	-	198,615	1.0%
61 W Palisade Ave.
Englewood, NJ 07631

Shai Lankry	49,610	-	49,610	0.2%
61 W Palisade Ave.
Englewood, NJ 07631

J. Leonard Lichtenfeld	99,219	-	99,219	0.5%
977 Clifton Rd., N.E.
Atlanta, GA 30307

Asaf Ruf	33,073	-	33,073	0.2%
Sunnyvale, CA 94087

Roi Ophir	2,787,775	257,122	3,044,897	14.9%
Veidat Katowitz 31
Tel Aviv, Israel

Ariel Ben Dayan	2,787,775	135,327	2,923,102	14.4%
Igal Alon 9
Kiryat Ono, Israel

Alon Lifschitz(3)		4,059,084	4,059,084	20.0%
15 W 26th St
New York,
NY 10010, USA

Ohad Sharon	2,574,241	-	2,574,241	12.6%
Hamaapil
Israel 3885700

Sidney W. Swartz(4)		1,182,790	1,182,790	5.9%
Two International Place
Boston, MA 02110

All Officers and Directors	5,956,067	4,451,533	10,407,600	51.1%
as a group (7 Persons)

(1)Includes shares issuable upon the exercise of options granted to the following persons:

Name	Shares Issuable Upon Exercise of Options
Shlomi Madar	198,615
Shai Lankry	49,610
J. Leonard Lichtenfeld	99,219
Asaf Ruf	33,073
Roi Ophir	35,000
Ariel Ben Dayan	35,000

(2)Includes Series Seed, Series 1 and Series A-2 Preferred Shares (collectively the “Preferred Shares”). Each Preferred Share is entitled to one vote. See “Description of Securities” for more information concerning the Company’s Preferred Shares.

(3)Shares are registered in the name of Hanaco II, L.P., a limited partnership controlled by Mr. Lifschitz.

(4)Represents shares owned by the Sidney W. Swartz Investment Nominee Trust and the Sidney W. Swartz Family Trust.

None of our officers or directors own any Series A-1 Preferred Shares.

As of the date of this Offering Circular the Company has:

    -        8,684,618 outstanding shares of common stock

    -        21,480 outstanding shares of Series A-1 preferred stock

    -        3,301,203 outstanding shares of Series A-2 preferred stock

    -        3,401,794 outstanding shares of Series Seed Shares, and

    -        4,903,357 outstanding shares of Series Seed 1 preferred shares

INTEREST OF MANAGEMENT AND RELATED PERSONS IN CERTAIN TRANSACTIONS

Other than grants of stock options, we have not entered into any transactions in which the management or related persons have an interest outside of the ordinary course of our operations.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 50,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

As of the date of this Offering Circular, the Company had 8,648,618 outstanding shares of common stock.

Preferred Stock

The Company is authorized to issue up to 30,000,000 shares of Series Seed, Series Seed-1,  Series A-1 and Series A-2 preferred stock.

By means of this Offering Circular the Company is offering up to 9,712,509 shares of its Series A-1 preferred stock, plus up to 777,000 shares of Series A-1 Preferred shares which will be issued as a bonus to certain investors.

Voting

Each Series A-1 Preferred Share does not have any voting rights, except as provided by law.

Dividends

The holders of the Series A-1 Preferred Shares, in preference to the holders of common shares, shall be entitled to receive, when, as and if declared by the Company’s Board of Directors out of funds legally available for the purpose, dividends which will be determined by the Company’s Board of Directors.

Certain Restrictions

Whenever dividends declared or other distributions payable on the Series A-1 Preferred Shares are in arrears, thereafter and until all unpaid dividends and distributions on Series A-1 Preferred Shares shall have been paid in full, the Company shall not:

(a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Shares;

(b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Preferred Shares, except dividends paid ratably on the Series A-1 Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Shares.

Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Shares Preferred Shares unless, prior thereto:

each holder of a Series A-1 Preferred Share shall have received the higher of:

•the amount paid for each Series A-1 Preferred Share, plus an amount equal to declared and unpaid dividends; or

•the amount that would be received if each Series A-1 Preferred Share was converted into the Company’s common stock.

Conversion

All outstanding Series A-1 Preferred Shares shall automatically be converted into shares of the Company’s Common Stock, at the then effective conversion rate upon the earliest to occur of the following:

(i)the closing of an underwritten offering of the shares of the Company’s Common Stock to the general public pursuant to a registration statement under the Securities Act of 1933, as amended or under equivalent securities law of another jurisdiction, (ii) the consummation of an Initial Business Combination (each of (i) and (ii), an “IPO”), or (iii) the listing of the Company’s common stock on the NYSE, the NYSE American or the NASDAQ. “Initial Business Combination” means a business combination transaction (whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination) involving the Company and a blank check company that has been formed for the purpose of effecting such a transaction or a subsidiary of such a blank check company, provided that immediately following the consummation of such initial business combination the Common Stock of the Company or its parent entity is listed for trading on a stock exchange or any public trading marketing;

(ii)The date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then issued and outstanding shares of Preferred Shares, voting together as a single class on an as-converted basis.

In the event the Company shall at any time declare or pay any dividend on common shares payable in common shares, or effect a subdivision or combination or consolidation of the outstanding common shares (by reclassification or otherwise) into a greater or lesser number of common shares, then in each such case the number of common shares issuable upon the conversion of the Series A-1 and Series A-2 Preferred Shares immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of common shares outstanding immediately after such event and the denominator of which is the number of common shares that were outstanding immediately prior to such event.

In the event the Company shall at any time issue additional shares of common stock (including options for common stock or securities convertible into common stock, subject to certain exemptions (“Additional Shares”), without consideration or for a consideration per share less than the Conversion Price of the Series A-1 Preferred Stock in effect immediately prior to such issuance, then the Conversion Price of the Series A-1 Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) / (A + C).

For purposes of the foregoing, the following definitions shall apply:

(a)“CP2” shall mean the Conversion Price of the Series A-1 Preferred Stock in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b)“CP1” shall mean the Conversion Price of the Series A-1 Preferred Stock in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c)“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

In the event the Company shall at any time declare or pay any dividend on common shares payable in common shares, or effect a subdivision or combination or consolidation of the outstanding common shares (by reclassification or otherwise) into a greater or lesser number of common shares, then in each such case the “CP2 ” referred to above shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of common shares outstanding immediately before such event and the denominator of which is the number of common shares that were outstanding immediately after such event. The “CP2 ” will be adjusted each time the Company affects a transaction referred to above.

As of the date of this Offering Circular the Company had 21,480 outstanding shares of its Series A-1 preferred stock.

As of the date of this Offering Circular, the Company had 3,301,203 outstanding shares of its Series A-2 preferred stock. The Series A-2 Preferred Shares were issued in July 2025 and December as a result of the conversion of the Company’s SAFE agreements.  The terms of the Series A-2 Preferred Shares are identical to those of the Series A-1 Preferred Shares with the exception of the following:

•each Series A-2 Preferred share is entitled to one vote on any matter to be presented to the Company’s shareholders;

•upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-2 Preferred Shares Preferred Shares unless, prior thereto, each holder of a Series A-2 Preferred Share shall have received the higher of:

•125% of the amount paid for each Series A-2 Preferred Share, plus an amount equal to declared and unpaid dividends; or

•the amount that would be received if each Series A-2 Preferred Share was converted into the Company’s common stock.

The Company currently has 8,305,151 outstanding shares of Series Seed and Series Seed 1 preferred stock (the “Seed Preferred Shares”). Each Seed Preferred Share is entitled to one vote per share and is convertible, at the option of the holder, into one share of the Company’s common stock. The holders of the Seed Preferred Shares are entitled to elect one of the Company’s directors. The holders of the Seed Preferred Shares are entitled to cash dividends when as, and if declared by the Company’s directors. If cash dividends are declared, each holder of a Seed Preferred Share is entitled to receive a dividend in an amount equal to the dividend declared, paid or set aside on such common stock multiplied by the number of shares of common stock issuable upon the conversion of a Seed Preferred Share.

Presentation in the financial statements

The Series A-1 and A-2 Preferred Stocks outstanding as of the date of this Offering Circular, and the Series A-1 Preferred Shares to be sold in this Offering, are not mandatorily redeemable, nor redeemable at the option of the holder after a specified date, but a Deemed Liquidation Event, which may occur not solely within the Company's control, would constitute a redemption event. Therefore, all Preferred Stocks will be presented outside of permanent equity.  A Deemed Liquidation Event includes the closing of a transaction involving the sale of all or substantially all of the Company’s assets; (ii) the merger or consolidation of the Company with another entity, as a result of which the stockholders of the Company prior to such event do not own, by virtue of their shareholdings in the Company prior to such event, a majority of the shares of the surviving entity (which surviving entity may be the Company), (iii) the transfer, sale, lease, grant or other disposition of or the grant of an exclusive license over all or substantially all of its assets with the same economic effect to that of a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or (iv) any other transaction, except for a financing round, following which the stockholders of the Company prior to the closing of such transaction own, directly and indirectly, by virtue of their shareholdings in the Company prior to such transaction, less than 50% (fifty percent) of the voting power of the surviving entity; in each case other than a sale to a wholly owned subsidiary of the Company or a reorganization for the purpose of change of domicile that does not affect the percentage ownership interest of the Company’s stockholders.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

Transfer Agent and Registrar

Our transfer agent is Colonial Stock Transfer, whose address is 7840 S 700 E., Sandy, UT 84070. The Transfer Agent’s telephone number is (801) 355- 5740 and its website is www.colonialstock.com.

PLAN OF DISTRIBUTION

Plan of Distribution

The Company is offering up to 9,712,509 shares of Series A-1 Preferred Stock and up to 777,000 Bonus Shares. No additional consideration will be received in connection with the issuance of the Bonus Shares and the Company will absorb the cost of the issuance of the Bonus Shares. Persons who desire information about the offering may find it at www.manhattanstreetcapital.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the ManhattanStreetCapital.com website.

Commissions and Discounts

The following table shows the total discounts and commissions paid in connection with this offering by the Company, assuming all Units are sold and warrants are exercised:

	Per Unit	Total
Public offering price	$7.15	$69,444(1)
Commissions(2)	$-	$-
Proceeds, before offering expenses	$7.15	$69,444(1)

(1)	Proceeds from sale of Series A-1 Preferred Stock. US dollars in thousands
(2)	No commissions will be paid on the sale of the Offered Shares or the issuance of the Bonus Shares.

Pricing of the Offering

As of the date of this Offering Circular there was no public market for our Series A-1 Preferred Stock. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period, Extension and Expiration Date

This Offering will start within 48 hours of the Qualification Date and will terminate on the earlier of the date on which the maximum offering amount is sold, the date at which the Offering is earlier terminated by the Company in its sole discretion, or three years after this offering is qualified by the Securities and Exchange Commission (such earlier date, the “Termination Date”). At least every 12 months after this Offering has been qualified, the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Bonus Shares

Certain investors are eligible to receive (without charge) additional shares of preferred stock (“Bonus Shares”) equal to a percentage of the number of shares purchased, depending upon the amount invested by such investors. The table below shows the number of bonus shares that certain investors will receive depending on the amount invested. The Company will absorb the cost of the issuance of any Bonus Shares.

Investment Range	Bonus Shares (%)

Less than $4,999	-
$5,000 to $9,999	3%
$10,000 to $24,999	4%
$25,000 to $49,999	5%
$50,000 to $99,999	6%
$100,000 and above	8%

Although the Company will not receive any consideration for the Bonus Shares, the value of such Bonus Shares ($5,556 thousands) will be included towards the $75 million maximum amount for any given year.

The Online Platform

The Company has engaged Manhattan Street Capital (“Manhattan Street Capital” or “MSC”) to act as an advisor. No broker dealer, placement agent or underwriter has been engaged.

MSC will perform the following administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services. MSC will contract the services of Enterprise Bank and Stripe; for the purpose of payment processing and storage of confidential investor data. The following administrative and technology related functions that MSC will perform are listed below:

•Accept investor data from potential investors on our behalf;

•Reject investors that do not pass anti-money laundering (“AML”) or that do not provide the required information;

•Process subscription agreements and reject investors that do not complete subscription agreements;

•Reject investments from potential investors who do not meet requirements for permitted investment limits for investors pursuant to Regulation A, Tier 2;

•Reject investments from potential investors with inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

•Receive and transmit investor data to Enterprise Bank to store investor details and data confidentially and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML)

The Company will pay MSC the following for its services:

•A fee of $300 per month for data hosting, transaction reporting, and compliance record keeping.

•A technology, administration and service fee of $25 per investor.

•For investments made by US IRA accounts, Trusts or by US LLCs or LPs, (Series A investors) a technology, administration, and service fee of $100.

•For investments made by US Investment Entities such as VC firms, Private Equity firms, Family Offices, investment management companies and similar entities (Series B investors) a technology, administration, and service fee of $5,000.

•A project management fee of $10,000 per month until the offering is terminated;

•Warrants with a ten year term and an exercise price of $5.55 per share. The number of shares to be issued upon the exercise of the warrants will be determined by multiplying 25 by the number of investments in this Offering and dividing the same by 5.55. In the case of Series A investors the 25 will be replaced by 100. In the case of Series B investors the 25 will be replaced by 5,000.

•Warrants which will allow for the purchase of 2,703 shares each month until the Company’s offering is terminated.

•Warrants which will allow for the purchase of:

•  4.5 shares for each investment by an individual,

•  81 shares for each investment by an IRA, trust or company,

•  901 shares for each investment by an institutional investor.

•   The warrants will have a ten year term and an exercise price of $5.55 per share. The shares issuable upon the exercise of the warrants will be the Company’s Series A-1 preferred shares.

•   As of November 1, 2025, MSC has earned warrants to purchase 17,568 shares.

•Know Your Customer (KYC) and Anti Money Laundering (AML) fees ranging from $5 to $70 per investor.

The Company intends to pay the cash fees from the proceeds of the offering. All fees are due to MSC regardless of whether investors are rejected after AML verification or the success of the offering.

MSC does not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of offerings on its platform, which may include identifying issuers listed on the platform. Our Offering Circular will be furnished to prospective investors in this Offering via download 24 hours a day, 7 days a week on the www.manhattanstreetcapital.com/spotitearly-a website.

MSC has not investigated the desirability or advisability of investment in the shares nor approved, endorsed, or passed upon the merits of purchasing the Shares. MSC is not participating as an underwriter and under no circumstance will it solicit any investment in us, recommend our securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. MSC is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon MSC’s anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on MSC’s involvement in this Offering as any basis for a belief that it has done extensive due diligence. MSC does not expressly or impliedly affirm the completeness or accuracy of our Form 1-A and/or Offering Circular presented to investors by us. All inquiries regarding this Offering should be made directly to us.

Electronic Offer, Sale and Distribution of Our Shares

The final offering circular and subscription agreement will be furnished to prospective investors and will be available for viewing and download 24 hours per day, seven days per week through the MSC online platform located at www.manhattanstreetcapital.com/spotitearly-a (the “MSC Platform” or the “Platform”) operated by MSC.

How to Subscribe

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Preferred Stock in this Offering, you should complete the following steps:

1.Go to www.manhattanstreetcapital.com/spotitearly.a, click on the “Invest Now” button;

2.Complete the online investment form;

3.Deliver funds directly by check, wire, debit card, or electronic funds transfer via ACH to the specified account;

4.Once funds or documentation are received an automated AML verification will be performed to verify the identity and status of the investor;

5.Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Escrow Agent

Payments will be processed by Enterprise Trust as the Escrow Agent for this Offering. Upon each closing, funds will be deposited immediately available to us at our nominated account. If a subscription is rejected, funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, we will send confirmation of such acceptance to the subscriber.

The Company has agreed to pay Enterprise Trust Bank as the Escrow Agent:

•a one time set up fee of $1,000.

•Any applicable fees for fund transfers (ACH $2, check $10, a credit/debit card fee ranging between 2.9% and 4.4%, a wire transfer fee of $25 or $45 for international fund transfers).

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, Escrow Agent will have up to three days to ensure all the documentation is complete. Escrow Agent will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the company. All funds received by ACH or wire transfer will be restricted for three to twelve days to clear the banking system prior to deposit into an account at the Escrow Agent.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, and in the event the company receives oversubscriptions in excess of the maximum offering amount.

The Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Preferred Stock. The Escrow Agent is not participating as an underwriter and under no circumstance will it solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Escrow Agent is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon Escrow Agent’s anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Escrow Agent in this Offering as any basis for a belief that it has done extensive due diligence. Escrow Agent does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the company. All inquiries regarding this Offering should be made directly to the company.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Preferred Stock in any jurisdiction where action for that purpose is required. Our Preferred Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Preferred Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Preferred Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. This limit does not apply to accredited investors and non-individual persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares.

SHARES ELIGIBLE FOR FUTURE SALE

In general, a person who has beneficially owned restricted shares of our Preferred Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Securities Exchange Act of 1934 for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of 1% of the number of shares of our Preferred Stock then outstanding; or the average weekly trading volume of our Preferred Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale.

Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of the Series A-1 Preferred Stock offered by the Company will be passed upon by Hart & Hart, LLC, Denver, Colorado.

EXPERTS

The financial statements of SpotitEarly Inc. Inc. as of December 31, 2024, and for the period from November 26 (inception) to December 31, 2024, and the financial statements of SpotitEarly Ltd. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, included in this Offering Statement have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent auditor, as stated in their reports. Such financial statements are included in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INDEMNIFICATION

The Delaware General Business Corporation Act and the Company’s Bylaws provide that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that one of our directors, officers or controlling persons is successful in the defense of any action, suit or proceeding in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We are required to make annual and semi-annual filings with the Commission. We will make annual report filings on Form 1-K within 120 days after the end of the fiscal year. The annual report will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28th each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 Shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this Offering Circular by filing a Supplement with the Commission. We hereby incorporate by reference into this Offering Circular all such Supplements, and the information on any Form 1-K, 1-SA or 1-U filed after the date of this Offering Circular.

All these filings will be available on the Commission’s EDGAR filing system. You should read all the available information before investing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The SEC maintains an Internet website that contains reports and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SPOTITEARLY INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

Auditors’ report to the shareholders of

Spotitearly INC.

Opinion

We have audited the financial statements of Spotitearly Inc. (the “Company”), which comprise the balance sheet as of December 31, 2024, and the related statements of operations and comprehensive loss and stockholders’ deficit, for the period from November 26 (inception) to December 31, 2024, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations for the period from November 26 (inception) to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.B to the financial statements, the Company has limited capital resources, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1.B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 25, 2025

SPOTITEARLY INC.

BALANCE SHEET

(USD in thousands, except share and per share data)

December 31, 2024
Assets:

Total assets	-

Liabilities and stockholders’ deficit:

Related party	(*)
Total liabilities	(*)

Stockholders’ deficit:
Common Stock $0.00001 par value – authorized 100 stocks, no stocks issued and outstanding at December 31, 2024	-
Accumulated deficit	(*)
Total stockholder’s deficit	(*)

Total liabilities and stockholders' deficit	-

(*) Less than 1.

The accompanying notes are an integral part of these financial statements.

SPOTITEARLY INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(USD in thousands, except share and per share data)

2024

General and administrative	(*)
Total operating expenses	(*)

Operating loss	(*)

Net loss and comprehensive loss	(*)

Basic and diluted net loss per share attributable to common stockholders	-

(*) Less than 1.

The accompanying notes are an integral part of these financial statements.

SPOTITEARLY INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Common stocks	Accumulated deficit	Stockholders’ deficit
November 26, 2024 (inception)	-	-	-
Net loss for the period	-	(*)	(*)
Balance as of December 31, 2024	-	(*)	(*)

(*) Less than 1.

SPOTITEARLY INC.

NOTES TO THE FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 - DESCRIPTION OF BUSINESS AND GENERAL

A.Incorporation and description of business:

SpotitEarly Inc. (the “Company”) was formed as a Delaware corporation on November 26, 2024.

On April 9, 2025, the Company acquired all of the share capital of the SpotitEarly Ltd. pursuant to a reorganization transaction in which all holders of the SpotitEarly Ltd.’s ordinary shares, preferred shares, share options and convertible securities exchanged their holdings for shares of common stock, preferred stock, stock options and convertible securities in the Company (the “Reorganization”). The outstanding and fully diluted ownership remained the same after the Reorganization, and the rights attached to SpotitEarly Ltd’s shares, share-options, the various types of preferred shares and convertible securities retained substantially the same rights. As a result of the Reorganization, the Company became the parent entity of the SpotitEarly Ltd.

Upon Reorganization, the Company’s stock capital was as follows:

	Number of stocks authorized	Number of stocks issued and outstanding

Convertible series seed preferred stocks	3,401,794	3,401,794
Convertible series seed-1 preferred stocks	4,903,357	4,903,357
Common stocks	11,694,849	8,684,618

B.Going concern

The accompanying financial statements are prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of the date these financial statements are issued, the Company and its subsidiary (together, the “Group”) has limited capital resources, not generated revenues from its activities and incurred substantial operating losses. Management expects the Group to continue to generate substantial operating losses for the foreseeable future until it completes the development of its products and obtains regulatory approvals to market such products.

Such conditions raise substantial doubts about the Company’s ability to continue as a going concern for at least a year after the issuance date of the accompanying financial statements. Management plans to address these conditions by raising funds. However, there is no assurance that such funding will be available to the Company or that it will be obtained on terms favorable to the Company or will provide the Company with sufficient funds to meet its objectives. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount or classification of liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America.

Since the Company has not commenced operations and has no cash or cash equivalents, a statement of cash flows has not been presented.

SPOTITEARLY INC.

NOTES TO THE FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 - SUBSEQUENT EVENTS

Since January 1, 2025, through July 25, 2025, the Board of Directors of the Company approved a grant of 251,532 options exercisable to common stocks to certain employees and advisors. The exercise price of the options is $3.25, and they vest over a period of four years.

In July 2025, the Company’s board of directors approved that the total number of shares of all classes of stock that the Company is authorized to issue shall be as follows:

Number of stocks authorized

Series seed preferred stocks	3,401,794
Series seed-1 preferred stocks	4,903,357
Series A-1 preferred stock	13,986,013
Series A-2 preferred stock	7,708,836
Common stocks	50,000,000

On July 22, 2025, as part of a private offering under which the Company offers series A-1 and A-2 preferred stocks to new investors, the Company issued 1,457 series A-1 preferred stocks for a total consideration of $10, at a price per share of $6.86. In accordance with the terms of the SAFEs issued by SpotitEarly Ltd., such transaction qualifies as Equity Financing Event. Consequently, the outstanding SAFEs were converted into 3,102,588 series A-2 preferred stocks at a price per share in a range of $2.82-$5.03, in accordance with their respective valuation cap.

In accordance with ASC 855 “Subsequent Events,” the Company evaluated subsequent events through July 25, 2025. The Company concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

SPOTITEARLY LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

Independent auditors’ report to the shareholders of

SpotitEarly Ltd.

Opinion

We have audited the financial statements of SpotitEarly Ltd. (the “Company”), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations and comprehensive loss, convertible preferred shares and shareholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.b to the financial statements, the Company has incurred recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1.b. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 25, 2025

SPOTITEARLY LTD.

BALANCE SHEETS

(USD in thousands, except share and per share data)

	As of December 31,
	2024	2023
Assets

Current assets:
Cash and cash equivalents	$5,240	$6,249
Restricted cash	70	70
Investments in marketable securities	1,187	870
Prepaid expenses and other current assets	396	431
Total current assets	6,893	7,620

Property and equipment, net	168	188
Other assets	201	201
Total Assets	$7,262	$8,009

Liabilities, convertible preferred share, and shareholders’ deficit

Current liabilities:
Accounts payable	$97	$129
Employees and related liabilities	163	174
Accrued expenses and other current liabilities	512	103
Total current liabilities	772	406

Convertible securities	12,057	8,189
Total Liabilities	$12,829	$8,595

Contingent liabilities and commitments (Note 6)
Convertible preferred shares, no par value; 8,305,151 shares authorized, issued and outstanding; $7,254 and $6,882 liquidation preference as of December 31, 2024 and 2023, respectively	8,380	8,380

Shareholders’ deficit:
Ordinary shares, no par value, authorized: 11,694,849 shares; issued and outstanding: 8,684,618 and 8,258,324 shares as of December 31, 2024 and 2023, respectively	-	-
Additional paid-in capital	2,912	1,773
Accumulated deficit	(16,859)	(10,739)
Total shareholders’ deficit	(13,947)	(8,966)

Total liabilities, convertible preferred shares and shareholders' deficit	$7,262	$8,009

The accompanying notes are an integral part of these financial statements.

SPOTITEARLY LTD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(USD in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023

Research and development	$3,874	$3,264
General and administrative	1,211	938
Total operating expenses	5,085	4,202

Operating loss	5,085	4,202

Interest income	64	151
Other expenses, net	1,099	155

Net loss and comprehensive loss	$6,120	$4,206

Basic and diluted net loss per share attributable to ordinary shareholders	0.734	0.509

The accompanying notes are an integral part of these financial statements.

SPOTITEARLY LTD.

STATEMENTS OF CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Convertible Preferred Shares		Ordinary Shares
	Shares	Amount	Shares	Amount	Additional paid-in capital	Accumulated deficit	Shareholders’ deficit
Balance as of January 1, 2023	8,305,151	$8,380	8,258,324	-	$858	$(6,533)	$(5,675)
Share-based compensation	-	-	-	-	915	-	915
Net loss for the period	-	-	-	-	-	(4,206)	(4,206)
Balance as of December 31, 2023	8,305,151	$8,380	8,258,324	-	$1,773	$(10,739)	$(8,966)

Issuance of ordinary shares for share options exercised	-	-	426,294	-	(*)	-	(*)
Share-based compensation	-	-	-	-	1,139	-	1,139
Net loss for the period	-	-	-	-		(6,120)	(6,120)
Balance as of December 31, 2024	8,305,151	$8,380	8,684,618	-	$2,912	$(16,859)	$(13,947)

(*) Less than $1

The accompanying notes are an integral part of these financial statements.

SPOTITEARLY LTD.

STATEMENTS OF CASH FLOWS

(USD in thousands)

	Year Ended December 31,
	2024	2023

Cash flows from operating activities:

Net loss	$(6,120)	$(4,206)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	57	93
Share-based compensation expenses	1,139	915
Change in fair value of convertible securities	1,368	189
Gain from the change in fair value of marketable securities	(317)	(148)
Effect of exchange rates	59	37
Change in operating assets and liabilities:
Prepaid expenses and other current assets	35	(356)
Accounts payable	(32)	111
Employees and related liabilities	(11)	13
Accrued expenses and other current liabilities	409	(18)

Net cash used in operating activities	(3,413)	(3,370)

Cash flows from investing activities:
Purchase of property and equipment	(37)	(98)

Net cash provided by (used in) investing activities	(37)	(98)

Cash flows from financing activities:
Proceeds from issuance of convertible securities	2,500	5,000

Net cash provided by financing activities	2,500	5,000

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(59)	(37)
Net increase (Decrease) in cash and cash equivalents	(950)	1,532
Cash, cash equivalents and restricted cash at the beginning of the year	6,319	4,824

Cash, cash equivalents and restricted cash at the end of the year	$5,310	6,319$

Reconciliation of cash, cash equivalents and restricted cash to amounts reported on the balance sheets
Cash and cash equivalents	$5,240	$6,249
Restricted cash	70	70
	$5,310	$6,319

The accompanying notes are an integral part of these financial statements.

SPOTITEARLY LTD.

NOTES TO THE FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 - DESCRIPTION OF BUSINESS AND GENERAL

a.Incorporation and description of business:

SpotitEarly Ltd. (the “Company”) is a medical technology company incorporated in Israel. The Company is developing an innovative cancer screening test platform that utilizes specially trained dogs to detect early-stage cancer through breath samples. The Company’s solution integrates operant conditioning techniques with proprietary sample collection methods and artificial intelligence (AI) to enable a non-invasive, method for cancer detection.

The Company’s core activity involves the research, development, and clinical validation of its cancer detection technology. The platform uses a multi-layered approach combining canine olfaction, AI algorithms, and a proprietary breath sampling device. The Company has conducted preclinical and clinical studies primarily targeting early detection of multiple cancers, including lung, breast, prostate, and colorectal cancers.

On April 9, 2025, Spotitearly Inc. an entity incorporated in Delaware, U.S. in November 2024 (“Spotitearly U.S.”), acquired all of the share capital of the Company pursuant to a reorganization transaction in which all holders of the Company’s ordinary shares, preferred shares, share options and convertible securities exchanged their holdings for shares of common stock, preferred stock, stock options and convertible securities in the Spotitearly U.S. (the “Reorganization”). The outstanding and fully diluted ownership remained the same after the Reorganization, and the rights attached to the shares, share-options, the various types of preferred shares and convertible securities retained substantially the same rights. As a result of the Reorganization, the Spotitearly U.S. became the parent entity of the Company.

As the Company was owned immediately prior to consummation of the Reorganization by the same shareholders of Spotitearly U.S. immediately after consummation of the Reorganization, the share exchange is considered as a transaction between entities under common control.

The Reorganization is not reflected in the Company’s financial statements as of and for the year ended 2024. The Reorganization will be applied retrospectively in the financial statements of Spotitearly U.S. for periods ending after April 9, 2025, such that the financial information of the Company will be presented in those financial statements of Spotitearly U.S.

b.Going concern:

The accompanying financial statements are prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated revenues from its activities and has incurred substantial operating losses. Management expects the Company to continue to generate substantial operating losses for the foreseeable future until it completes the development of its products and obtains regulatory approvals to market such products.

Such conditions raise substantial doubts about the Company’s ability to continue as a going concern for at least a year after the issuance date of the accompanying financial statements. Management plans to address these conditions by raising funds. However, there is no assurance that such funding will be available to the Company or that it will be obtained on terms favorable to the Company or will provide the Company with sufficient funds to meet its objectives. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount or classification of liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.Basis of presentation:

The accompanying financial statements are prepared in accordance with U.S. GAAP.

b.Use of estimates:

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include share-based compensation and the determination of the fair value of the Company’s Ordinary Shares and share options and the fair value of convertible securities.

Management believes that the estimates, and judgments they made, are reasonable based upon information available to them at the time that these estimates and judgments are made. To the extent that there are material differences between these estimates and actual results, the Company’s financial statements will be affected.

c.Financial statements in U.S. dollars:

The functional and reporting currency of the Company is the United States dollar (“USD” or “U.S. dollar”) as the U.S. dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

The Company balances and transactions denominated in U.S. dollars are presented at their original amounts. Non-U.S. dollar transactions and balances have been remeasured to U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830 of the Financial Accounting Standards Board (“FASB”). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-U.S. dollar currencies are included within other expense, net in the statements of operations.

d.Cash and cash equivalents:

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, and restricted cash. The Company’s cash and cash equivalents consist of demand deposits with financial institutions. The associated risk of concentration is mitigated by banking with creditworthy institutions.

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less as of the date acquired.

e.Restricted cash

Restricted cash primarily consists of amounts used to secure the Company’s corporate credit cards, and are invested in highly liquid deposits, with maturities of three months or less.

f.Marketable securities:

The Company invests in various marketable equity securities. Marketable securities are measured at their fair value, with the change in fair value being recorded as other expenses, net within the statements of operations and comprehensive loss. During the years ended December 31, 2024 and 2023, the Company recorded net gain from the change in fair value of marketable securities of $317 and $148, respectively.

The Company estimates the fair value of the marketable securities using quoted market prices in active markets which represent a Level 1 input within the fair value hierarchy.

g.Severance pay:

According to the Israeli Severance Pay Law, 1963 (“Severance Pay Law”), all of the Company’s employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one-month salary for each year of employment, or a portion thereof. The Company’s liability for severance pay is covered by the provisions of Section 14 of the Severance Pay Law (“Section 14”).

Under Section 14 employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, contributed on their behalf to their insurance funds. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees.

Therefore, the Company does not recognize a liability for severance pay due to its employees beyond the monthly deposits they are required to make and deposits under Section 14 are not recorded as an asset in the Company’s balance sheets. Severance expenses amounted to $81 and $98 for the years ended December 31, 2024 and 2023, respectively.

h.Property and equipment:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated based on the straight-line method over the estimated useful lives which as follows:

Years
Computers and software	3
Furniture and equipment	7-15
Leasehold improvements	(*)

(*) Shorter of the estimated useful life of the asset, or remaining term of the underlying lease, which is up to 1 year.

The Company reviews its long-lived assets for impairment whenever events or circumstances have occurred that indicate that the estimated useful lives of the long-lived assets may warrant revision or that the carrying value of these assets may be impaired. To compute whether assets have been impaired, the estimated undiscounted future cash flows of the assets or asset group are compared to the carrying value.

If the undiscounted future cash flows are less than the carrying value, an impairment loss is recognized based on the amount in which the carrying amount exceeds the fair value of the asset or asset group, based on discounted cash flows. There were no events or circumstances that required the Company’s long-lived assets to be tested for impairment during any of the periods presented.

i.Leases:

The Company determines if an arrangement is a lease at inception by determining if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration and other facts and circumstances. The Company classifies leases at their inception as either capital or operating leases. During the reporting periods, the Company has only operating leases.

For operating leases, right-of-use (“ROU”) assets and lease liabilities are recognized at commencement date based on the present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. As the Company’s leases do not provide an implicit rate, the Company uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The incremental borrowing rate is a hypothetical rate based on the Company’s understanding of what its credit rating would be. The ROU assets also include any lease payments made prior to commencement and are recorded net of any lease incentives received. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

The lease agreements may contain variable costs such as common area maintenance, insurance, real estate taxes or other costs. Variable lease costs are expensed as incurred on the statements of operations.

For operating leases that contain renewals, or other lease incentives, the Company recognizes the rent expense on a straight-line basis over the term of the lease. Additionally, incentives received are treated as a reduction of costs over the term of the agreement.

Payments for variable lease costs are expensed as incurred and are not included in the operating lease ROU assets and lease liabilities.

The Company utilized the practical expedient in ASC 842, Leases (“ASC 842”) and elected not to record leases with an initial term of 12 months or less on the balance sheet. Therefore, for short-term leases with a term of 12 months or less, operating lease ROU assets and lease liabilities are not recognized, and the Company records such lease payments in the statements of operations on a straight-line basis over the lease term.

Rent expenses for the years ended December 31, 2024 and 2023 were $78 and $64, respectively.

j.Other assets

Other assets represent crypto assets held by the Company which include crypto currencies such as Bitcoin and Ethereum and are accounted for as intangible assets with indefinite useful lives. Crypto assets are initially measured at cost.

Crypto assets are subject to impairment losses if the fair value of the assets decrease below the carrying value at any time during the period. The fair value is measured using the quoted price of the crypto asset at the time its fair value is being measured in the Company’s principal market. The Company assigns costs to transactions on a first-in, first-out basis.

Crypto assets were recorded as non-current  assets within the balance sheets as of December 31, 2024 and 2023 and no impairment expanse have been recorded in connection with the Company’s crypto assets on the statements of operations and comprehensive loss during the year ended December 31, 2024 and 2023.

k.Convertible securities

Convertible securities related to SAFEs issued by the Company. SAFE requires conversion into shares of the Company upon the occurrence of certain events. The number of shares to be issued upon conversion of the SAFE is not fixed and will be dependent upon the nature of the event that occurred that resulted in its conversion, the fair value of shares as of the event’s date, and other factors as defined in the related agreement. The SAFE agreements provide the holder with an option to redeem the SAFE for cash in the event of a change of control, and therefore, they are classified as liabilities in accordance with ASC 480 “Distinguishing Liabilities from Equity”. SAFE are measured at fair value at each balance sheet date until settlement, with revaluations recognized as a component of financial (income) expenses, net in the statements of operations and comprehensive loss. Upon conversion of the SAFE into ordinary shares or to convertible preferred shares, the Company will reclassify the fair value of the SAFE to equity.

l.Fair value of financial instruments:

The Company measures and discloses the fair value of financial assets and liabilities in accordance with ASC Topic 820, “Fair Value Measurement.” Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2	-	inputs other than quoted prices included within Level 1 that are observable directly or indirectly.

Level 3	-	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

Balances included in the financial statements measured at fair value on a recurring basis include marketable securities and convertible securities. When developing fair value measurements, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs. However, for estimating the fair value of convertible securities the Company utilizes unobservable inputs in determining fair value due to the lack of observable inputs in the market, which requires greater judgment in measuring fair value. In instances where there is limited or no observable market data, fair value measurements for assets and liabilities are based primarily upon the Company’s own estimates, and the measurements reflect information and assumptions that management believes a market participant would use in pricing the asset or liability.

m.General and administrative:

General and administrative expenses consist primarily of compensation-related expenses for management, finance, accounting, legal and other administrative personal. Also, it consists of expenses for facilities, professional services fees, insurance costs, and other general overhead costs, including depreciation, to support the Company’s operations. General and administrative expenses are expensed as incurred with the exception of share-based compensation, which is recognized over the requisite service period.

n.Research and development costs:

Research and development expenses consist primarily of laboratory equipment and costs associated with acquiring and training of dogs used in research and development activities and have no alternative use, as well as personal related expenses associated with the Company’s research and development staff, including salaries, benefits, stock-based compensation and allocated overhead. Research and development costs are expensed as incurred, except for share-based compensation, which is recognized over the requisite service period.

o.Income tax:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or expense in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred income tax assets to the amount expected to be realized based on management’s consideration of all positive and contradictory evidence available. As of December 31, 2024, and 2023, a full valuation allowance was established by the Company to reduce the deferred tax assets to the amount supported by future reversals of existing taxable temporary differences.

The Company evaluates uncertainty in income tax positions based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense. The Company applies a more-likely-than-not recognition threshold to uncertain tax positions based on the technical merits of the income tax positions taken. The Company does not recognize a tax benefit unless it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit that is recorded for these positions is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company believes that its tax positions are all highly certain of being upheld upon examination. As such, as of December 31, 2024 and 2023, the Company has not recorded any liability for unrecognized tax benefits.

p.Share-based compensation:

The Company measures and records the expense related to share-based compensation awards made to employees, directors, and non-employee service providers based on estimated fair value of those awards as determined on the date of grant. The Company recognizes share-based compensation expense over to the vesting period and uses the straight-line method to recognize share-based compensation. Forfeitures are recorded as they occur. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of share options.

The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based compensation awards, including the ordinary share price, expected volatility of the underlying ordinary share and expected option term (the time from the grant date until the share options are exercised or expire), and expected divided yield. The Company calculates the fair value of share options granted using the following assumptions:

Ordinary Share Price – Since the Company’s ordinary shares are not publicly traded the fair value of the shares has been determined by management with the assistance of a third party valuation firm.

Expected Volatility - The Company estimated volatility for share option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the share option’s expected term.

Expected Term - The expected term of the Company’s options represents the period that the share- based awards are expected to be outstanding. The Company has elected to use the “simplified” method for share options granted to employees and directors, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Under this approach, the midpoint of the share options vesting term and contractual expiration period to compute the expected term. The simplified method makes the assumption that the employee will exercise share options evenly over the period when the share options are vested and ending on the date when the share options expire. The expected term for share options granted to non-employees is based on the contractual term.

Risk-Free Interest Rate - The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the option’s expected term at the grant date.

Dividend Yield -The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

q.Risks and uncertainties:

The Company is subject to a number of risks and uncertainties common to early-stage biotechnology companies. These include, but are not limited to, the inherent risk of failure in preclinical studies and clinical trials; the need to obtain regulatory approval before any product candidates can be marketed; and the uncertainty surrounding successful commercialization and market acceptance of any future products. The Company relies on third parties for key functions, including research, clinical trial execution, and manufacturing, and is dependent on the continued service of key personnel. Additionally, the Company faces significant competition, may encounter challenges in protecting its intellectual property, and operates within a complex and evolving regulatory environment. The business is also dependent on its ability to raise additional capital to fund ongoing operations and development activities, and may be adversely affected by market conditions, currency fluctuations, and dilution risks associated with future financings.

r.Concentrations of risk:

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash and marketable securities. Bank deposits are held by financial institutions and these deposits may at times not be insured. The Company limits its credit risk associated with cash and cash equivalents, as well as restricted cash and marketable securities, by placing them with creditworthy financial institutions. The Company has not experienced any losses on its deposits of cash or cash equivalents.

s.Net loss per share attributable to ordinary shareholders

The Company computes net loss per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between ordinary shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.

The Company considers its convertible preferred shares to be participating securities as the holders of the convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all convertible preferred shares into ordinary shares. These participating securities do not contractually require the holders of such shares to participate in the Company’s losses. As such, net loss for the periods presented was not allocated to the Company’s participating securities.

The Company’s basic net loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of shares of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net loss per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury shares method or the if-converted method based on the nature of such securities. Diluted net loss per share is the same as basic net loss per share since the effects of potentially dilutive shares of ordinary shares are anti-dilutive in all periods presented.

t.Recently adopted accounting standards:

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This ASU is effective for our annual fiscal year 2024, and interim periods starting in fiscal year 2025. A public entity should apply the amendments in this ASU retrospectively to all prior periods presented in the financial statements. The new guidance was adopted by the Company for fiscal year 2024 annual financial statements and this standard was applied retrospectively for the prior period presented in the financial statements. See Note 11 – Segment Reporting for further information.

u.Recently issued accounting standards not yet adopted:

In December 2023, the FASB issued ASU No. 2023-08, “Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets.”  This ASU is intended to improve the accounting for certain crypto assets by requiring an entity to measure those crypto assets at fair value each reporting period with changes in fair value recognized in net income. The ASU also improves the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period. Upon adoption, a cumulative-effect adjustment is made to the opening balance of retained earnings as of the beginning of the annual reporting period of adoption. This ASU becomes effective for annual periods beginning after December 15, 2024, including interim periods, with early adoption permitted. Upon adoption of ASU 2023-08, the Company is expecting to recognize a cumulative-effect adjustment increasing its crypto assets value and retained earnings by $ 577 as of the beginning of fiscal year 2025.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), to require disaggregated information about a reporting entity’s effective tax rate reconciliation, as well as information on income taxes paid. The new requirements should be applied on a prospective basis with an option to apply them retrospectively. ASU 2023-09 will be effective for annual periods beginning after

December 15, 2024, with early adoption permitted. The Company is in the process of evaluating the impact ASU 2023-09 will have on its consolidated financial statements and related disclosures.

In November 2024, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40), Disaggregation of Income Statement Expenses. This update aims to enhance the transparency of financial reporting by requiring public business entities (PBEs) to provide disaggregated disclosure of certain income statement expense captions into specified categories in disclosures within the footnotes to the financial statements. The ASU is effective for annual fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. Adoption of this ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of adopting this ASU on its financial statements and disclosures.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	As of December 31,
	2024	2023

Cost:
Computers and software	$41	$36
Furniture and equipment	235	220
Leasehold improvements	179	162
	455	418
Less: Accumulated depreciation	287	230
	$168	$188

Total depreciation expense for the years ended December 31, 2024 and 2023, was $57 and $93, respectively. The Company has not acquired any property and equipment under finance leases.

NOTE 4 - CONVERTIBLE SECURITIES

Since inception, the Company has entered into certain SAFE agreements with existing and new investors.

Upon the event the Company issues and sells preferred shares at a fixed pre-money valuation (“Equity Financing Event”), the SAFE will automatically converted into preferred shares. The number of preferred shares issued upon conversion is calculated by dividing the SAFE amount by the conversion price which is the lower of (i) a fixed discounted price, or (ii) a price per share equal to the valuation cap divided by total number of outstanding shares immediately after the Equity Financing Event, calculated on an as-converted and fully diluted basis, and including shares reserved and available for future grant under the Company’s equity incentive plan (see note 7).

The SAFE agreements provide holders with an option to redeem their SAFE for cash in the event of a change of control or an initial public offering.

At the event of dissolution prior to an Equity Financing Event, holders of SAFEs will be entitled to receive an amount equal to the SAFE amount before any distribution of assets to holders of outstanding ordinary shares or preferred shares.

The following table summarizes the terms of SAFE outstanding as of December 31, 2024:

Date issued	Safe amount	Conversion Discounted rate	Conversion Valuation cap
September-November 2022	$3,000	25%	$56,000
April – September 2023	5,000	20%	64,400
November 2024 (1)	2,500	25%	100,000
Total	$10,500

(1)Under the November 2024 SAFE, one of the investors was also granted an option to invest an additional $500 in a SAFE with the same terms, in the event that the Company raises $9,000 in an equity financing. As of December 31, 2024, this option to invest additional $500 had not been exercised.

The option is accounted for as a freestanding derivative instrument which is measured at fair value and presented at the balance sheet within convertible securities.

The SAFEs were valued at the end of the year using a probability-weighted expected return model, which incorporated significant unobservable inputs.

	December 31,
	2024	2023
Fair value of Ordinary Share (*)	$1.71	$1.29
Weighted average cost of capital	22%	21.9%
Risk free rate	4.86%	4.2%

(*) Including inputs and assumptions on the likelihood of a SAFE mandatory conversion, qualified equity financing or dissolution.

Subsequent to the period-end, the outstanding convertible securities were converted into preferred stocks. For additional details regarding the terms and impact of this conversion, refer to Note 13 to the financial statements

NOTE 5 - FAIR VALUE MEASUREMENTS

The following table provides the liabilities carried at fair value measured on a recurring basis:

Fair Value Measured as of December 31, 2024

Financial assets at fair value:	Level 1	Level 2	Level 3	Total
Marketable securities	$1,187	-	-	$1,187
Total financial assets at fair value	1,187	-	-	1,187

Financial liabilities at fair value:	Level 1	Level 2	Level 3	Total
Convertible securities (*)	-	-	12,057	12,057
Total financial liabilities at fair value	-	-	12,057	12,057

Fair Value Measured as of December 31, 2023

Financial assets at fair value:	Level 1	Level 2	Level 3	Total
Marketable securities	$870	-	-	$870
Total financial assets at fair value	870	-	-	870

Financial liabilities at fair value:	Level 1	Level 2	Level 3	Total
Convertible securities	-	-	8,189	8,189
Total financial liabilities at fair value	-	-	8,189	8,189

(*) The fair value of the convertible securities also includes the fair value of an investor option to invest additional $500 in the SAFE under the terms of the November 2024 SAFE agreements (see note 4).

The changes in the fair value of the Company’s Level 3 financial liabilities, which are measured on a recurring basis are as follows:

Convertible securities

January 1, 2023	$3,000
Proceeds from issuance of SAFE	5,000
Change in fair value of convertible securities	189
December 31, 2023	8,189
Proceeds from issuance of SAFEs	2,500
Change in fair value of convertible securities	1,368
December 31, 2024	$12,057

There were no transfers between fair value measurement levels during the years ended December 31, 2024 and 2023.

The estimated fair value of the Company’s cash and cash equivalents, restricted cash, other current assets, accounts payable, employees and related liabilities and accrued expense and other current liabilities approximates their carrying values as these financial instruments are highly liquid or short-term in nature.

NOTE 6 - CONTINGENT LIABILITIES AND COMMITMENTS

A.Litigation

There are no pending claims or legal proceedings involving the Company.

B.Lease Commitments – Operating Leases

The Company leases spaces in Israel for its office, laboratory, and kennel under an operating lease. For each of the periods presented in the financial statements, the company was engaged in a 12 month lease agreement which had no extension option, thus, these leases were subject to the practical expedient of ASC 842 and no right of use asset and lease liability were recognized.

In December 2024, the company extended its existing leases for a period of 12 months which will end on December 31, 2025, with no extension options.

Total rent expenses under the operating leases were $78 and $64 for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, the Company has no obligation associated with its lease agreements for future lease payments.

C.Israeli Innovation Authority (the “IIA”):

The Company has received grants from the Israel Innovation Authority (IIA) to support its research and development (R&D) activities. According to the terms of the grants, the Company is obligated to pay royalties to the IIA at a rate of 3% of revenues generated from the sales of products and services developed under the funded projects, up to the amount of the total grants received plus interest. Until December 31, 2023, the grants were linked to the exchange rate of the dollar and bore the London Interbank Offered Rate until December 31, 2023. From January 1, 2024, these IIA grants are linked to the 12-month Secured Overnight Financing Rate or at an alternative rate published by the Bank of Israel plus 0.71513%.

During 2023, a grant of $1,002 (ILS 3,764) was approved for the Company to participate in its R&D expenses for the years 2023 and 2024. As of December 31, 2023, and December 31, 2024, the Company received amounts of $333 (ILS 1,318) and $367 (1,340 ILS), respectively, against this grant. An additional amount of $ 302 (ILS 1,107) was received during 2025.

During 2024, an additional grant was approved to support the Company’s R&D expenses for the years 2025 through 2027. As of December 31, 2024, an advance payment of $302 (ILS 1,223) had been received.

Grants received were recognized as a reduction of research and development expenses in the statements of operations and comprehensive loss, when the related conditions for recognition were met.

The Company has not yet commenced sales related to the funded projects and, accordingly, no royalties have been paid or accrued as of the reporting date.

As of December 31, 2024, total grants received by the Company from the IIA, including accumulated interest, amounted to approximately $1,110 (ILS 4,047).

NOTE 7 - SHAREHOLDERS’ EQUITY

A.Ordinary Shares:

The Ordinary Shares of the Company, of no par value each (the “Ordinary Shares”) confer upon the holders the right to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends, if declared and to participate in the distribution of the distributable assets of the Company upon liquidation of the Company, subject to the preferential rights of the holders of the Preferred Shares (as defined below).

B.Issuance of share capital:

At inception, the Company issued 10,000,000 Ordinary Shares to its founders for no consideration (the “Founder Shares”).

Shortly after inception, the Company entered into share restriction agreement (“SRA”) with its founders. According to the agreement, the Company had the right to repurchase 100% of the Founder Shares from each of the founders, other than with respect to the shares of one of the founders, which the Company had the right to repurchase 95% of his aggregate number of Founder Shares, for no consideration. The right to repurchase the Founder

Shares was execrable for a period of 90 days following the termination of the founder’s engagement with the Company for any reason. The Company’s right to repurchase the Founder Shares expires over a period of 36 months, subject to certain adjustments, as defined in the SRA and all subject to the terms therein.

In August 2021, following the termination of the engagement between the Company and one of its founders, the Company exercised its rights and repurchased 1,741,676 Founder Shares for no consideration.

In February 2022, in the framework of the Series Seed SPA, the SRA was amended such that the Company’s right to repurchase shares applied to 5,599,999 Founder Shares held by the founders (in the aggregate, i.e, 1,866,666 Ordinary Shares for two of the founders and 1,866,667 Ordinary Shares for the third founder) and exercisable for a period of 120 days following the termination of the founder’s engagement with the Company for any reason (subject to certain partial acceleration in the event of termination by the Company other than for Cause (as defined in the SRA), resignation by the Founder for Good Reason (as defined in the SRA), death or Disability (as defined in the SRA)). In accordance with the amended SRA, the Company’s right to repurchase the shares expires over 36 months, where the right to repurchase 1/3 of the shares expires upon the lapse of 12 months and the right to repurchase 2/3 of the shares expires on a monthly basis over 24 months beginning thereafter, subject to certain adjustments, as defined in the amended SRA, and all subject to the terms therein.

As of December 31, 2024, 311,167 shares can be repurchased by the Company at the occurrence of the aforementioned events (subject to the terms and conditions of the SRA).

In connection with the amendment of the SRA, the Company recorded a share-based compensation expenses in the amount of $449 and $448 for the year ended December 31, 2024 and 2023, respectively.

C.Issuance of warrants:

In December 2022, the board of directors approved a donation to Tmura, an Israeli non-profit organization. The donation is in the form of warrants exercisable to 17,700 shares of ordinary shares. The exercise price of the warrants is ILS 0.01. The fair value of the warrants at issuance date at the amount of $20 was recorded to additional paid in capital.

NOTE 8 - CONVERTIBLE PREFERRED SHARES

Series Seed and Seed-1 Preferred Shares (the “Preferred Shares”) are convertible into Ordinary Shares on a one-for-one basis and confer upon their holders all rights conferred upon the holders of Ordinary Shares in the Company on an as converted basis as well as those rights attributed to the Preferred Shares in the Article of Association, as amended, including the rights to participate in a distribution of any distributable assets upon the consummation of a liquidation, dissolution, winding up, or a Liquidation Event of the Company, and to receive an amount equal to the greater of (i) their original issue price plus 6% annual interest on the original issue price, less any amount previously paid in preference, before any distribution is made to holders of Ordinary Shares; or (ii) the amount such holder of Preferred Shares would have received with respect to each such Preferred Share had the shares of such series of Preferred Shares been converted into Ordinary Shares immediately prior to such Liquidation Event. A Liquidation Event shall mean the consummation of a transaction, which are essentially events in which (i) the shareholders of the Company immediately prior to the consummation of the transaction hold less than 50% of the voting  power of the Company (or the surviving entity in the case of a merger of the Company) by virtue of their pre-transaction holdings, other than in a financing round, or (ii) the Company sells (or provide a license which has the same economical effect as a sale) of substantially all of its assets.

The Regulation A offering will not be considered a Liquidation Event.

The Preferred Shares are not mandatorily redeemable, nor redeemable at the option of the holder after a specified date, but a Liquidation Event, which may occur not solely within the Company's control, would constitute a redemption event. Therefore, all Preferred Shares have been presented outside of permanent equity. The Preferred Shares were not adjusted to their redemption value, since it is not probable that redemption event will occur.

In February 2022, the Company entered into Series Seed SPA with certain new investors. Pursuant to the Series Seed SPA, the Company issued 3,401,794 Series Seed Preferred shares of, in consideration of $3,952, net of $48 issuance cost.

In the framework of the Series Seed SPA, the Company converted previously issued SAFEs in the amount of $2,174 into 4,903,357 Series Seed-1 Preferred Shares, representing a price per share of $0.44337. The fair value of the SAFE upon conversion was $4,428. At conversion date, the SAFE was reclassified to convertible preferred shares.

As of December 31, 2024, preferred shares consist of the following (in thousands, except for shares data):

	Shares Authorized, Issued and Outstanding	Aggregated Liquidation Preference
		31/12/2024	31/12/2023
Series Seed	3,401,794	$4,700	$4,459
Series Seed -1	4,903,357	2,554	2,423
	8,305,151	$7,254	$6,882

NOTE 9 - SHARE-BASED PAYMENTS

In 2021, the Company's Board of Directors approved the Company’s 2021 Share Option plan (the "Plan") whereby the Company may grant share options to purchase its ordinary shares, for the purpose of providing incentives to the Company’s directors, officers, employees, office holders, service providers and their employees, or charitable entities.

The maximum number of share options of ordinary shares that may be issued under the Plan is 3,280,335 shares. As of December 31, 2024, there were 742,251 share options available for issuance.

The following table presents a summary of share options activity for the years ended December 31, 2024 and 2023:

	Share Options	Weighted Average Exercise Price Per Share Option	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of January 1, 2023	1,961,268	$0.003	8.78	$1.15
Granted	466,099	0.003
Exercised	-	-
Expired	-	-
Forfeited	(79,376)	0.003
Outstanding as of December 31, 2023	2,347,991	0.003	7.98	1.29
Granted	359,451	0.769
Exercised	(426,294)	0.003
Expired	-	-
Forfeited	(169,358)	0.003
Outstanding as of December 31, 2024	2,111,790	0.139	7.31	1.57

Vested and Exercisable as of December 31, 2024	1,364,877	$0.056	7.18	$1.65

The vesting of 1,100,000 options granted to an executive officer of the Company, are subject to acceleration at the event of a Merger Transaction, as defined in the Plan, as long as the executive officer is still engaged by the Company.

The aggregate intrinsic value was calculated as the difference between the exercise price of the share options and the fair value of the underlying Class Ordinary Shares as December 31, 2024 and 2023. The weighted-average grant-date fair value of share options granted during the years ended December 31, 2024, and 2023 was $1.71 and $1.29, respectively.

The following table sets forth the total share-based compensation expense resulting from share options granted to employees, directors and non-employee service providers included in the Company’s statements of operations:

	Year ended December 31,
	2024	2023

Research and development	$547	$414
General and administrative	143	53

Total share-based compensation expenses	$690	$467

As of December 31, 2024, and 2023, unamortized share-based compensation expense was $816 and $1,095, respectively, related to non-vested share options, which is expected to be recognized over weighted average period of 1.49 and 2.17 years, respectively.

The Company estimates the fair value of share option awards on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each share option. The assumptions used to estimate the fair value of share options granted are as follows:

	Year Ended December 31,
	2024	2023
Expected volatility	67.57%	N/A	%
Expected dividends	0%	N/A	%
Expected term (in years)	5.63-10	N/A
Risk free rate	4.26%-4.28% %	N/A	%
Fair value of ordinary shares	$1.35 - 1.54	$1.15 - 1.24

NOTE 10 - TAXES ON INCOME

a.Tax rates applicable to the income of the Company:

The Israeli corporate income tax rate was 23% in 2024 and 2023.

The following table displays net deferred income tax:

	December 31,
	2024	2023

Deferred tax assets:

Net operating loss carryforward	$1,708	$812
Research and development	605	619
Vacation accrual	10	10
Gross deferred tax assets	2,323	1,441

Valuation allowance	(2,323)	(1,441)

Net deferred tax assets	$-	$-

b.A reconciliation of the Company’s Israeli corporate income tax rate to effective tax rate is as follows:

	Year Ended December 31,
	2024	2023

Loss before taxes	$6,120	$4,206
Israel corporate income tax rate	23%	23%
Theoretical tax benefit	1,408	967
Revaluation of convertible securities	(315)	(43)
Share based compensation expenses	(262)	(210)
Other	51	83
Change in valuation allowance	(882)	(797)
Tax expense	$-	$-

Effective tax rate	0%	0%

c.Carry forward losses for tax purposes and other temporary differences:

As of December 31, 2024, the Company’s Israeli tax loss carryforward was approximately $ 7.4 million. Such losses can be carried forward indefinitely to offset against future taxable income of the Company.

Based on the available evidence, management believes that it is more likely than not that its deferred tax assets will not be realized and accordingly, a full valuation allowance has been provided.

d.Final tax assessments:

As of December 31, 2024, all of Company’s tax assessments in Israel are not final.

e.Uncertain tax positions:

The Company has reviewed the tax positions taken, or to be taken, in its tax returns for all tax years currently open to examination by a taxation authority. As of December 31, 2024, and 2023, the Company has not recorded any uncertain tax position liability.

NOTE 11 - SEGMENT REPORTING

Segment information is prepared on the same basis that the Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the business, makes business decisions and assesses performance. The Company has one operating and reportable segment specializing in the development of a multi-cancer early detection screening test as described in Note 1(a). All of the Company’s assets are located in Israel.

The CODM assesses performance for this segment and decides how to allocate resources based on net loss. The measure of segment assets is reported on the balance sheet as cash and cash equivalents. The Chief Executive Officer performs the assessment of segment performance by using the reported measure of segment profit or loss to monitor actual results.

The table below summarizes the significant expense categories regularly reviewed by the CODM for the years ended December 31, 2024 and 2023:

	2024	2023
Significant segment expenses
Lab related expenses (*)	$239	$182
Other research and development expenses (*)	3,069	2,596
General and administrative expenses (*)	584	400
Other segment items:
Other operating expenses	1,193	1,024
Interest income	(64)	(151)
Other expenses, net	1,099	155
Net loss	$6,120	$4,206

(*) Excludes share-based compensation and depreciation and amortization expenses, which are presented as other operating expenses.

NOTE 12 - NET LOSS PER SHARE ATTRIBUTABLE TO SHAREHOLDERS

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The Company considers all series of the convertible preferred stock to be participating securities. Under the two-class method, the net loss attributable to ordinary shareholders is not allocated to the convertible preferred stock as the holders of the convertible preferred stock do not have a contractual obligation to share in the Company’s losses. Basic net loss per share attributable to ordinary shareholders is computed by dividing the net loss by the weighted-average number of shares of ordinary shares outstanding during the period, less shares subject to repurchase. The diluted net loss per share attributable to ordinary shareholders is computed by giving effect to all potential dilutive ordinary share equivalents outstanding for the period. For purposes of this calculation, the convertible preferred stock are considered to be potential ordinary share equivalents but have been excluded from the calculation of diluted net loss per share attributable to ordinary shareholders as their effect is anti-dilutive.

	Year ended	Year ended
	December 31, 2024	December 31, 2023
Numerator:
Net loss	$6,120	$4,206

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	8,341,633	8,258,324

Basic and diluted loss per ordinary share	$0.734	$0.509

Since the Company was in a net loss position for the year ended December 31, 2023 and 2024, there is no difference between the number of shares used to calculate basic and diluted loss per share. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the period presented because including them would have been antidilutive are as follows:

	Year ended	Year ended
	December 31, 2024	December 31, 2023
Share options	2,111,790	2,347,991
Convertible securities (*)	3,102,588	2,606,050
Convertible preferred shares	8,305,151	8,305,151
Total	13,519,529	13,259,192

(*) The weighted average number of ordinary shares in connection with the convertible securities for the years ended December 31, 2024 and 2023 are based on conversion of the SAFE amount  at a share price equal to the valuation cap divided by total number of outstanding shares at year end, calculated on an as-converted and fully diluted basis, and including shares reserved and available for future grant under the Company’s equity incentive plan.

NOTE 13 - SUBSEQUENT EVENTS

On July 22, 2025, as part of a private offering under which SpotitEarly Inc. offers series A-1 and A-2 preferred stocks to new investors, SpotitEarly Inc. issued 1,457 series A-1 preferred stocks for a total consideration of $10, at a price per share of $6.86. In accordance with the terms of the SAFEs, such transaction qualifies as Equity Financing Event. Consequently, the outstanding SAFEs were converted into 3,102,588 series A-2 preferred stocks at a price per share in a range of $2.82-$5.03, in accordance with their respective valuation cap.

In accordance with ASC 855 “Subsequent Events,” the Company evaluated subsequent events through July 25, 2025. The Company concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

SPOTITEARLY INC.

FINANCIAL STATEMENTS

AS OF JUNE 30, 2025

SPOTITEARLY INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share data and per share data)

	As of	As of
	June 30,	December 31,
	2025	2024
ASSETS

CURRENT ASSETS
Cash and cash equivalents	3,199	5,240
Restricted cash	76	70
Investments in marketable securities	1,456	1,187
Prepaid expenses and other current assets	186	396
Total current assets	4,917	6,893

NON-CURRENT ASSETS
Property and equipment, net	155	168
Crypto assets held	794	201
Total non-current assets	949	369

TOTAL ASSETS	$5,866	$7,262

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	230	97
Employees and related liabilities	201	163
Accrued expenses and other current liabilities	115	512
Total current liabilities	546	772

NON-CURRENT LIABILITIES
Convertible securities	13,367	12,057
Deferred tax liability	137
Total non-current liabilities	13,504	12,057
TOTAL LIABILITIES	14,050	12,829

Convertible preferred stocks, no par value; 8,305,151 stocks authorized, issued and outstanding; $7,439 and $7,254 liquidation preference as of June 30, 2025 and December, 31 2024, respectively	8,380	8,380

STOCKHOLDERS’ EQUITY
Common stocks, no par value, authorized: 11,694,849 stocks; issued and outstanding: 8,684,618 stocks as of June 30, 2025 and December 31, 2024		-
Additional paid-in capital	3,262	2,912
Accumulated deficit	(19,826)	(16,859)
Total stockholders’ equity	(16,564)	(13,947)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,866	$7,262

The accompanying notes are an integral part of the consolidated financial statements.

SPOTITEARLY INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars in thousands, except share data and per share data)

	Six months ended June 30,	Six months ended June 30,
	2025	2024

Research and development expenses	1,654	2,209
Sales and marketing expenses	31	-
General and administrative expenses	1,038	536
Operating loss	2,723	2,745

Interest income	87	29
Other expenses, net	771	368
Loss before tax	3,407	3,084

Tax expenses	4	-

Net loss and comprehensive loss	3,411	3,084

Basic and diluted net loss per share	0.39	0.37

Weighted average number of shares outstanding used in computing basic and diluted net loss per share	8,684,618	8,258,324

The accompanying notes are an integral part of the consolidated financial statements.

SPOTITEARLY INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(U.S. dollars in thousands, except share data and per share data)

	Convertible Preferred Stocks		Common stocks		Additional paid- in	Accumulated	Total stockholders’
	Number	Amount	Number	Amount	capital	deficit	equity
Balance as of December 31, 2024	8,305,151	$8,380	8,684,618	-	$2,912	$(16,859)	$(13,947)
Adoption of ASU 2023-08	-	-	-	-	-	444	444
Stock-based compensation	-	-	-	-	350	-	350
Loss for the period	-	-	-	-	-	(3,411)	(3,411)

Balance as of June 30, 2025	8,305,151	$8,380	8,684,618	-	3,262	(19,826)	(16,564)

Balance as of December 31, 2023	8,305,151	$8,380	8,258,324	-	$1,773	$(10,739)	$(8,966)

Stock-based compensation	-	-	-	-	579	-	579
Loss for the period	-	-	-	-	-	(3,084)	(3,084)

Balance as of June 30, 2024	8,305,151	$8,380	8,258,324	-	2,352	(13,823)	(11,471)

The accompanying notes are an integral part of the consolidated financial statements.

SPOTITEARLY INC.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands, except share data and per share data)

	Six months ended June 30,	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	(3,411)	(3,084)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20	26
Stock-based compensation expenses	350	579
Change in fair value of convertible securities	1,310	441
Gain from the change in fair value of marketable securities	(269)	(155)
Gain from the change in fair value of crypto assets held	(16)	-
Effect of exchange rate on cash and cash equivalents	(255)	(13)

Changes in assets and liabilities:
Prepaid expenses and other current assets	210	303
Accounts payable	133	6
Employees and related liabilities	38	(7)
Deferred tax liabilities	4	-
Accrued expenses and other current liabilities	(397)	(47)

Net cash used in operating activities	(2,283)	(1,951)

Cash flows from investing activities:
Purchase of property and equipment	(7)	(12)
Net cash used in investing activities	(7)	(12)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	255	13
Net decrease in cash and cash equivalents	(2,290)	(1,963)
Cash, cash equivalents and restricted cash at the beginning of the year	5,310	6,320
Cash, cash equivalents and restricted cash at the end of the year	3,275	4,370

Reconciliation of cash, cash equivalents and restricted cash to amounts reported on the balance sheets
Cash and cash equivalents	3,199	4,300
Restricted cash	76	70
	3,275	4,370

The accompanying notes are an integral part of these financial statements.

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

NOTE 1 - GENERAL

A.	Description of the Company:

SpotitEarly Inc. (the “Company”) was formed as a Delaware corporation on November 26, 2024.

On April 9, 2025, the Company acquired all of the share capital of the SpotitEarly Ltd. pursuant to a reorganization transaction in which all holders of the SpotitEarly Ltd.’s ordinary shares, preferred shares, share options and convertible securities exchanged their holdings for shares of common stock, preferred stock, stock options and convertible securities in the Company (the “Reorganization”). The outstanding and fully diluted ownership remained the same after the Reorganization, and the rights attached to SpotitEarly Ltd’s shares, share-options, the various types of preferred shares and convertible securities retained substantially the same rights. As a result of the Reorganization, the Company became the parent entity of the SpotitEarly Ltd.

Since the above reorganization was made between companies under common control, the consolidated financial statements of the Company and its subsidiary are presented as if the above transaction had occurred on the first day of earliest year presented.

B.	Going Concern:

The accompanying financial statements are prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. To date, the Company has not generated revenues from its activities and has incurred substantial operating losses. Management expects the Company to continue to generate substantial operating losses for the foreseeable future until it completes the development of its products and obtains regulatory approvals to market such products.

Such conditions raise substantial doubts about the Company’s ability to continue as a going concern for at least a year after the issuance date of the accompanying financial statements. Management plans to address these conditions by raising funds. However, there is no assurance that such funding will be available to the Company or that it will be obtained on terms favorable to the Company or will provide the Company with sufficient funds to meet its objectives. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount or classification of liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of presentation

The unaudited interim condensed consolidated financial statements of the Company as of June 30, 2025, and for the six months period then ended, have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Accordingly, they do not include all of the information and notes required by U.S. GAAP for annual financial statements. The information included in these condensed interim financial statements should be read in conjunction with the audited financial statements and accompanying notes of SpotitEarly Ltd. as of and for the year ended December 31, 2024. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments, which include normal recurring adjustments, necessary for a fair statement of results for the interim period. The results for the interim periods are not necessarily indicative of the results to be expected for the full year ending December 31, 2025.

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

B.	Use of estimates:

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. Actual results could differ from those estimates.

C.	Significant Accounting Policies

The significant accounting policies followed in the preparation of these unaudited interim condensed consolidated financial statements are identical to those applied in the preparation of the latest annual financial statements, except as follows:

1.Crypto assets held at fair value

Beginning January 1, 2025, following the adoption of ASU 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), crypto assets held are measured at fair value. The Company determines the fair value of its crypto assets in accordance with ASC 820, Fair Value Measurement, based on quoted (unadjusted) prices on the Coinbase exchange, the active exchange that the Company has determined is its principal market for its crypto assets (Level 1 inputs). Crypto assets held are presented on the consolidated balance sheets within the Crypto assets held line item. The activity from remeasurement of crypto assets at fair value is reflected in the consolidated statements of comprehensive loss within Other income (expense), net.

The Company uses a first-in, first-out method to assign costs to crypto assets for purposes of the crypto assets held and realized gains and losses disclosures in Note 5, Crypto assets held.

Before the adoption of ASU 2023-08, digital assets were measured at cost and were subject to impairment if the fair value of the assets decrease below the carrying value at any time during the period. No impairments were recorded in prior periods.

D.	Recently Adopted Accounting Pronouncements:

1.In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This ASU is effective for the Company beginning its annual fiscal year 2024, and interim periods thereafter. The new guidance was adopted by the Company in its 2024 annual financial statements, and it was applied retrospectively for the prior period presented in these financial statements. See Note 7 – Segment Reporting for further information.

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-08. ASU 2023-08 requires in-scope crypto assets to be measured at fair value at each reporting period, with gains and losses from changes in the fair value of such crypto assets recognized in net income.

The Company adopted ASU 2023-08 effective January 1, 2025, on a prospective basis, with a cumulative-effect adjustment to the opening balance of accumulated deficit. Prior periods were not restated. Therefore, the Company’s financial results for the six months ended June 30, 2025 are not directly comparable to the financial results for earlier periods.

The adoption of ASU 2023-08 resulted in the following impacts:

	December 31, 2024 As reported	Adjustments	As adjusted

Crypto assets held	201	577	778
Deferred tax liability	-	133	133
Accumulated deficit	16,859	444	16,415

E.	Recently issued accounting pronouncements not yet adopted:

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), to require disaggregated information about a reporting entity’s effective tax rate reconciliation, as well as information on income taxes paid. The new requirements should be applied on a prospective basis with an option to apply them retrospectively. ASU 2023-09 will be effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is in the process of evaluating the impact ASU 2023-09 will have on its consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40), Disaggregation of Income Statement Expenses. This update aims to enhance the transparency of financial reporting by requiring public business entities (PBEs) to provide disaggregated disclosure of certain income statement expense captions into specified categories in disclosures within the footnotes to the financial statements. The ASU is effective for annual fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. Adoption of this ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and disclosures.

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

NOTE 3 - CONVERTIBLE SECURITIES

Since inception, the Company has entered into certain SAFE agreements with existing and new investors.

Upon the event the Company issues and sells preferred stocks at a fixed pre-money valuation (“Equity Financing Event”), the SAFE will automatically converted into preferred stocks. The number of preferred stocks issued upon conversion is calculated by dividing the SAFE amount by the conversion price which is the lower of (i) a fixed discounted price, or (ii) a price per stocks equal to the valuation cap divided by total number of outstanding stocks immediately after the Equity Financing Event, calculated on an as-converted and fully diluted basis, and including stocks reserved and available for future grant under the Company’s equity incentive plan.

The SAFE agreements provide holders with an option to redeem their SAFE for cash in the event of a change of control or an initial public offering.

At the event of dissolution prior to an Equity Financing Event, holders of SAFEs will be entitled to receive an amount equal to the SAFE amount before any distribution of assets to holders of outstanding common stocks or preferred stocks.

The following table summarizes the terms of SAFE outstanding as of June 30, 2025:

Date issued	Safe amount	Conversion Discounted rate	Conversion Valuation cap
September-November 2022	$3,000	25%	$56,000
April – September 2023	5,000	20%	64,400
November 2024 (1)	2,500	25%	100,000
Total	$10,500

(1)Under the November 2024 SAFE, one of the investors was also granted an option to invest an additional $500 in a SAFE with the same terms, in the event that the Company raises $9,000 in an equity financing. As of June 30, 2025, this option to invest additional $500 had not been exercised.

The option is accounted for as a freestanding derivative instrument which is measured at fair value and presented at the balance sheet within convertible securities.

The SAFEs were valued at December 31,2024 and June 30, 2025 using a probability-weighted expected return model, which incorporated significant unobservable inputs.

	June 30,	December 31,
	2025	2024
Fair value of common stock (*)	$2	$1.71
Weighted average cost of capital	21.8%	22%
Risk free rate	4.79%	4.86%

(*) Including inputs and assumptions on the likelihood of a SAFE mandatory conversion, qualified equity financing or dissolution.

Subsequent to the period-end, the outstanding convertible securities were converted into convertible preferred stocks. For additional details regarding the terms and impact of this conversion, refer to Note 9 to the financial statements.

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

NOTE 4 – CRYPTO ASSETS HELD

The following table sets forth the units held, cost basis, and fair value of crypto assets held, as shown on the consolidated balance sheet as of June 30, 2025:

	Units	Cost basis	Fair value

Crypto assets held:
Bitcoin	5.729	$78	$621
Ether	64.69	61	162
Others		62	11
Total		$201	$794

The following table represents a reconciliation of the fair values of the Company’s crypto assets held for the six months ended June 30, 2025:

For the six months ended June 30, 2025

Beginning balance at fair value	778 $
Unrealized gain	82
Unrealized loss	(66)
Ending balance	794 $

There were no additions or dispositions of crypto assets in the six months ended June 30, 2025.

NOTE 5 - FAIR VALUE MEASUREMENTS

The following table provides the liabilities carried at fair value measured on a recurring basis:

Fair Value Measured as of June 30, 2025

Financial assets at fair value:	Level 1	Level 2	Level 3	Total
Marketable securities	$1,456	-	-	$1,456
Crypto assets	794			794
Total financial assets at fair value	2,250	-	-	2,250

Financial liabilities at fair value:	Level 1	Level 2	Level 3	Total
Convertible securities	-	-	13,367	13,367
Total financial liabilities at fair value	-	-	13,367	13,367

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

Fair Value Measured as of December 31, 2024

Financial assets at fair value:	Level 1	Level 2	Level 3	Total
Marketable securities	$1,187	-	-	$1,187
Total financial assets at fair value	1,187	-	-	1,187

Financial liabilities at fair value:	Level 1	Level 2	Level 3	Total
Convertible securities (*)	-	-	12,057	12,057
Total financial liabilities at fair value	-	-	12,057	12,057

(*) The fair value of the convertible securities also includes the fair value of an investor option to invest additional $500 in the SAFE under the terms of the November 2024 SAFE agreements (see note 3).

The changes in the fair value of the Company’s Level 3 financial liabilities, which are measured on a recurring basis are as follows:

For the six months ended June 30, 2025

January 1, 2025	$12,057
Change in fair value of convertible securities	1,310
June 30, 2025	13,367

For the six months ended June 30, 2024

January 1, 2024	$8,189
Change in fair value of convertible securities	440
June 30, 2024	8,629

There were no transfers between fair value measurement levels during the period ended June 30, 2025 and 2024.

The estimated fair value of the Company’s cash and cash equivalents, restricted cash, other current assets, accounts payable, employees and related liabilities and accrued expense and other current liabilities approximate their carrying values as these financial instruments are highly liquid or short-term in nature.

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

NOTE 6 - STOCK-BASED COMPENSATION

The Company has adopted the 2025 Equity Incentive Plan (the “2025 Plan”), which replaced the prior Company 2021 Share Option Plan. The 2025 Plan reserves shares of common stock for issuance to plan participants in the form of incentive and non-qualified stock options, stock appreciation rights (“SARs”), and stock grants and units. Each stock option awarded allows the holder to purchase one share of our common stock. The number of shares reserved for issuance under the 2025 Plan is 5,000,000. As of June 30, 2025, there were 2,888,210 stock options available for issuance.

The following table presents a summary of stock options activity for the years ended June 30,2025 and June 30, 2024.

	Stock Options	Weighted Average Exercise Price Per Stock Option	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of January 1, 2025	2,111,790	$0.139	7.31	$1.57
Granted	-	-
Exercised	-	-
Expired	-	-
Forfeited	-	-
Outstanding as of June 30, 2025	2,111,790	$0.139	6.82	$1.81

Vested and Exercisable as of June 30, 2025	1,623,012	$0.062	6.62	$1.89

	Stock Options	Weighted Average Exercise Price Per Stock Option	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of January 1, 2024	2,347,991	$0.003	7.98	$1.29
Granted	280,075	0.985
Exercised	(37,206)	0.003
Expired	-	-
Forfeited	(81,857)	0.003
Outstanding as of June 30, 2024	2,509,003	$0.119	7.62	$1.59

Vested and Exercisable as of June 30, 2024	1,454,413	$0.036	6.12	$1.71

The vesting of 1,100,000 options granted to an executive officer of the Company, are subject to acceleration at the event of a Merger Transaction, as defined in the Plan, as long as the executive officer is still engaged by the Company.

The aggregate intrinsic value was calculated as the difference between the exercise price of the stock options and the fair value of the underlying common stock as June 30, 2025 and 2024. The weighted-average grant-date fair value of stock options granted during the six months ended June 30, 2025, and 2024 was $2 and $1.48, respectively.

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

The following table sets forth the total stock-based compensation expense resulting from stock options granted to employees, directors and non-employee service providers included in the Company’s statements of operations:

	Six months ended June 30,
	2025	2024

Research and development	$208	$325
General and administrative	142	254

Total stock-based compensation expenses	$350	$579

As of June 30, 2025, and 2024, unamortized stock-based compensation expense was $598 and $1,093, respectively, related to non-vested stock options, which are expected to be recognized over weighted average period of 1.1 and 1.78 years, respectively.

The Company estimates the fair value of stock option awards on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. The assumptions used to estimate the fair value of stock options granted are as follows:

	Six months ended June 30,
	2025	2024
Expected volatility	-	67.57%
Expected dividends	-	0%
Expected term (in years)	-	5.63-10
Risk free rate	-	4.26%-4.28% %
Fair value of common stock	-	$1.35

NOTE 7 - SEGMENT REPORTING

Segment information is prepared on the same basis that the Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the business, makes business decisions and assesses performance. The Company has one operating and reportable segment specializing in the development of a multi-cancer early detection screening test. All of the Company’s assets are located in Israel.

The CODM assesses performance for this segment and decides how to allocate resources based on net loss. The measure of segment assets is reported on the balance sheet as cash and cash equivalents. The Chief Executive Officer performs the assessment of segment performance by using the reported measure of segment profit or loss to monitor actual results.

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

The table below summarizes the significant expense categories regularly reviewed by the CODM for the years ended June 30, 2025 and 2024:

	Six months ended June 30, 2025	Six months ended June 30, 2024
Significant segment expenses
Lab related expenses (*)	$87	$111
Other research and development expenses (*)	1,615	2,157
General and administrative expenses (*)	977	437
Other segment items:
Other operating expenses	44	40
Interest income	87	29
Other expenses, net	771	368
Tax expenses	4	-
Net loss	$3,411	$3,084

(*) Excludes stock-based compensation and depreciation and amortization expenses, which are presented as other operating expenses.

NOTE 8 - NET LOSS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The Company considers all series of the convertible preferred stock to be participating securities. Under the two-class method, the net loss attributable to common stockholders is not allocated to the convertible preferred stock as the holders of the convertible preferred stock do not have a contractual obligation to participate in the Company’s losses. Basic net loss per share attributable to common stockholders is computed by dividing the net loss by the weighted-average number of shares of common stocks outstanding during the period, less shares subject to repurchase. The diluted net loss per share attributable to common stockholders is computed by giving effect to all potential dilutive common stock equivalents outstanding for the period. For purposes of this calculation, the convertible preferred stocks are considered to be potential common stock equivalents but have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive.

	Six months ended June 30, 2025	Six months ended June 30, 2024
Numerator:
Net loss	$3,411	$3,084

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	8,684,618	8,258,324

Basic and diluted loss per share of common stock	$0.39	$0.37

SPOTITEARLY INC.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

Since the Company was in a net loss position for the period ended June 30, 2025 and 2024, there is no difference between the number of shares used to calculate basic and diluted loss per share. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the period presented because including them would have been antidilutive are as follows:

	Six months ended June 30
	2025	2024
Stock options	2,111,790	2,509,003
Convertible securities (*)	3,102,588	2,606,050
Convertible preferred stocks	8,305,151	8,305,151
Total	13,519,529	13,259,192

(*) The weighted average number of common stocks in connection with the convertible securities for the years ended June 30, 2025 and 2024 are based on conversion of the SAFE amount  at a share price equal to the valuation cap divided by total number of outstanding shares at year end, calculated on an as-converted and fully diluted basis, and including shares reserved and available for future grant under the Company’s equity incentive plan.

NOTE 9 - SUBSEQUENT EVENTS

1)Since July 1st, 2025, as part of a private offering under which SpotitEarly Inc. offers series A-1 and A-2 preferred stocks to new investors, SpotitEarly Inc. issued 21,480 series A-1 preferred stocks for a total consideration of $145, at a price per share in a rage of $6.72- $6.86. In accordance with the terms of the SAFEs, such transaction qualifies as Equity Financing Event. Consequently, the outstanding SAFEs were converted into 3,102,588 series A-2 preferred stocks at a price per share in a range of $2.82-$5.03, in accordance with their respective valuation cap.

2)Since July 1st, 2025, the Board of Directors of the Company approved a grant of 391,532 options exercisable to common stocks to certain Board members, employees and advisors. The exercise price of the options is $3.25, and they vest over a period of three to four years.

3)In July 2025, the Company’s board of directors approved that the total number of shares of all classes of stock that the Company is authorized to issue shall be as follows:

Number of stocks authorized
Series seed preferred stocks	3,401,794
Series seed-1 preferred stocks	4,903,357
Series A-1 preferred stock	13,986,013
Series A-2 preferred stock	7,708,836
Common stocks	50,000,000

In accordance with ASC 855 “Subsequent Events,” the Company evaluated subsequent events through November 26, 2025. The Company concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

PROFORMA FINANCIAL STATEMENTS

No pro forma financial statements are presented reflecting the acquisition of SpotitEarly Ltd. by SpotitEarly Inc.  Since, as of December 31, 2024, the SpotitEarly, Inc. did not have any assets, liabilities, revenue or expenses, and as a result, any pro forma financial statements reflecting the acquisition of SpotitEarly Ltd. by SpotitEarly, Inc. would be identical to the financial statements of SpotitEarly, Ltd.

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description
2.1	Third Amended and Restated Certificate of Incorporation
2.2	Bylaws
4	Subscription Agreement
6.1	Engagement Agreement by and between the Company and Manhattan Street Capital
6.2	Consulting Agreement with Shlomi Madar
6.3	Consulting Agreement with Shai Lankry
6.4	Consulting Agreement with J. Leonard Lichtenfeld
6.5	Consulting Agreement with Asaf Ruf
6.6	Amended Consulting Agreement with Roi Ophir
6.7	Amended Consulting Agreement with Ariel Ben Dayan
7	Security Transfer Agreement
8	Escrow Agreement
11.1*	Auditors Consent
11.2	Consent of Attorneys
12	Legal Opinion
99.1	Equity Incentive Plan
99.2	Code of Ethics

*Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Englewood, New Jersey on December 31, 2025.

(Exact name of issuer as specified in its charter):	SpotitEarly, Inc.

December 31, 2025	By:	/s/ Shlomi Madar
Shlomi Madar, Chief Executive Officer
(Principal Executive Officer)

December 31, 2025	By:	/s/ Shai Lankry
Shai Lankry, Chief Financial Officer
(Principal Financial Officer, Principal
Accounting Officer)

SIGNATURES OF DIRECTORS

/s/ Shlomi Madar	December 31, 2025
Shlomi Madar

/s/ Shai Lankry	December 31, 2025
Shai Lankry

/s/ Roi Ophir	December 31, 2025
Roi Ophir

/s/ Ariel Ben Dayan	December 31, 2025
Ariel Ben Dayan

/s/ Alon Lifschitz	December 31, 2025
Alon Lifschitz